UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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Umpqua Holdings Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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__________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 15, 2015
___________________

Umpqua Shareholders:

The annual meeting of shareholders of Umpqua Holdings Corporation will be held at RiverPlace Hotel, 1510 SW Harbor Way, Portland, Oregon, at 2:00 p.m., local time, on April 15, 2015 to take action on the following business:

1.
Election of Directors. Electing 12 nominees to Umpqua Holdings Corporation’s board of directors, to hold office until the 2016 annual meeting of shareholders and qualification and election of their successors. The Board of Directors recommends a vote FOR each of the nominees.

2.
Ratification (Non-Binding) of Auditor Appointment. Ratifying the Audit and Compliance Committee’s appointment of Moss Adams LLP as Umpqua Holdings Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors recommends a vote FOR ratification of the appointment of Moss Adams LLP.

3.
Advisory (Non-Binding) Resolution to Approve Executive Compensation. Approving the following advisory (non-binding) proposal: “RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.” The Board of Directors recommends a vote FOR the advisory resolution to approve executive compensation.

4.
Other Business. Considering and acting upon such other business and matters or proposals as may properly come before the annual meeting or any adjournments or postponements thereof. As of the date of this notice, the board of directors knows of no other matters to be brought before shareholders at the meeting.

If you were a shareholder of record of Umpqua Holdings Corporation common stock as of the close of business on February 6, 2015, you are entitled to receive this notice and vote at the annual meeting, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being sent or made available on or about March 5, 2015.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card. You can choose to receive proxy materials by mail or e-mail if you request them and you continue to have the right to vote by mail, as well as by telephone and on the internet.

You will find our Proxy Statement, Form 10-K and other important information at our website: www.umpquaholdingscorp.com. When you visit our site, you can also subscribe to e-mail alerts that will notify you when we file documents with the SEC and issue press releases. Your vote is important. Whether or not you expect to attend the annual meeting, it is important that your shares be represented and voted at the meeting.

By Order of the Board of Directors,

Andrew H. Ognall
March 5, 2015	EVP/General Counsel/Secretary

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Umpqua Holdings Corporation, an Oregon corporation, for the Annual Meeting of Shareholders and at any adjournments or postponements of the annual meeting. This Proxy Statement and accompanying proxy card are being sent or made available on or about March 5, 2015. In this Proxy Statement we refer to Umpqua Holdings Corporation as the “Company,” “Umpqua,” “we,” “us,” “our,” or similar references; to Sterling Financial Corporation as “Sterling”; and to the merger of Sterling with and into Umpqua effective as of April 18, 2014, as the “Sterling merger.”

In April 2014, we completed the Sterling merger, one of the largest bank mergers by asset size completed within the past three years in the United States. We believe the Sterling merger is a transformational bank acquisition, creating the West Coast’s largest community bank. As of December 31, 2014:

•	total assets grew to $22.6 billion from $11.6 billion as of December 31, 2013;

•	total deposits increased to $16.9 billion from $9.1 billion as of December 31, 2013; and

•	gross loans and leases were $15.3 billion compared to $9.1 billion at December 31, 2013.
In connection with the Sterling merger, we welcomed four Sterling directors to our board of directors. Please see “Section 1 – Executive Summary” of our Compensation Discussion and Analysis beginning on page 32 for additional information regarding the Sterling merger.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:
We have made the proxy materials available to you over the internet or, in some cases, mailed you paper copies of these materials because the board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on Wednesday, April 15, 2015 and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:
The board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to instruct your broker (or other nominee) how your nominee should vote. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

A:
The Securities and Exchange Commission’s (“SEC”) notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, on or before March 5, 2015 we sent a notice to most of our shareholders by mail or e-mail containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

We provided some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, shareholders who are participants in our benefit plans and shareholders holding more than 1,000 shares of common stock, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

Q:	What does the Notice of Internet Availability of Proxy Materials look like?

A:
It will come in one of two forms. If you hold your shares in “street name” through a bank or broker, you will receive a document titled “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting” from Broadridge Financial Solutions. If you are a registered shareholder, you should have received a document titled “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting” from our transfer agent, Computershare.

Q:	What are shareholders being asked to vote on at the annual shareholder meeting?

A:	You will vote on:

•	Item 1: The election of 12 directors to serve until the next annual meeting of shareholders;

•	Item 2: Ratification (non-binding) of the selection of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for 2015; and

•	Item 3: An advisory (non-binding) resolution on the Company’s executive compensation program (“say on pay” vote).
The board of directors recommends that you vote “FOR” each nominee, “FOR” ratification of the Audit Committee’s selection of Moss Adams as the Company’s independent registered public accounting firms, and “FOR” the advisory (non-binding) vote on executive compensation (say on pay).

Q:	What do I need to do now?

A:	First, carefully read this document. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name” or by one of the following methods:

•	if you received these printed materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible;

•	call the toll-free number on the proxy card and follow the directions provided;

•	go to the website listed on the proxy card and follow the instructions provided; or

•
attend the shareholder meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the internet has the same effect as submitting a properly executed proxy card.

Q:	What are my choices when voting?
A:    When you cast your vote on:

•	Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting;

•	Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares; and

•	Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Q:	What if I abstain from voting?

A:
If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present.

Q:	Who is eligible to vote?

A:
Holders of record of Umpqua common stock at the close of business on February 6, 2015 are eligible to vote at Umpqua’s annual meeting of shareholders. As of that date, there were 220,396,883 shares of Umpqua common stock outstanding held by 4,895 holders of record, a number that does not include beneficial owners who hold shares in “street name.”

Q:	How many shares are owned by Umpqua’s directors and executive officers?

A:
On February 6, 2015, Umpqua’s directors and executive officers beneficially owned 2,261,603 shares entitled to vote at the annual meeting, constituting approximately 1.03% of the total shares outstanding and entitled to vote at the meeting.

Q:	What if I hold shares of Umpqua common stock in the Umpqua benefit plans?

A:
You will be given the opportunity to instruct the trustee of the Umpqua Bank 401(k) and Profit Sharing Plan (the “401(k) Plan”) and the Supplemental Retirement/Deferred Compensation Plan (the “NQ Plan”) how to vote the shares that you hold in your account. To the extent that you do not timely give such instructions, the trustee will vote all unvoted shares held in the 401(k) Plan in proportion to the voted shares, and the trustee will vote the unvoted shares in the NQ Plan as recommended by the board of directors.

Q:	Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

•	calling the toll-free number on the Notice and Access Card or proxy card not later than 11:59 p.m. Pacific Standard Time on the day before the meeting and following the directions provided;

•
going to the website listed on the Notice and Access Card or proxy card, following the instructions provided and submitting your change no later than 11:59 p.m. Pacific Standard Time on the day before the meeting;

•	submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy;

•	notifying Umpqua’s corporate Secretary, in writing, of the revocation of your proxy before the meeting; or

•	voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.
If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I attend the shareholder meeting even if I vote by proxy?

A:	Yes. All shareholders are welcome to attend and we encourage you to do so. Please carefully review the rules regarding admission to the annual meeting described below.

Q:	Why did I receive more than one Notice and Access Card or multiple proxy cards?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote each proxy card that you receive.

Q:	How do you determine a quorum?

A:
Umpqua must have a quorum to conduct any business at the annual meeting. Shareholders holding at least a majority of the outstanding shares of Umpqua common stock as of the record date must attend the meeting in person or by proxy to have a quorum. Umpqua shareholders who attend the meeting or submit a proxy but abstain from voting on a given matter will have their shares counted as “present” for determining a quorum. Broker non-votes will also be counted as “present” for establishing a quorum.

Q:	What is a broker non-vote?

A:
Under New York Stock Exchange (“NYSE”) Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although Umpqua is listed on the NASDAQ Global Select market, Rule 452 affects us since most of the common shares held in “street name” are held with NYSE member-brokers. The ratification of our independent auditor (Item 2) currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors (Item 1) and the non-binding resolution to approve the Company’s executive compensation program (Item 3-“say on pay”) are deemed to be non-routine matters under Rule 452, so your broker may not vote on these matters in its discretion. If you do not give voting instructions with respect to these matters your broker will need to return a proxy card without voting on these non-routine matters, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.”

Q:	How do you count votes?

A:
Each common share is entitled to one vote. The named proxies will vote shares as instructed on the proxies. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes. You may vote “For” or “Against” or “Abstain” from voting with respect to each director nominee and each of the other proposals. A representative of Computershare, our transfer agent, will count the votes and serve as our inspector of elections. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of Directors	Votes cast “For” exceed “Against” votes (1)	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

2	Ratification of Independent Auditor	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	Not Applicable

3	Advisory vote on executive compensation (“say on pay”)	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

(1)
Proposal 1 requires a plurality of the votes cast to elect a director. The twelve director positions to be filled at the annual meeting will be filled by the nominees who receive the highest number of votes. However, we have adopted a majority voting policy that requires any director who receives more “Against” votes than “For” votes to offer to resign from the board.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee, and in favor of Items 2 (auditor ratification) and 3 (say on pay).

Q:	Is my vote confidential?

A:
We maintain the confidentiality of the votes of individual shareholders. We believe that ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential by those third parties. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. Our shareholder relations officer has online access to votes cast by registered shareholders, but does not access that information. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to assert or defend legal claims, to determine compliance with law or as otherwise required by law. If you write comments on your proxy card or ballot, or attach materials to your proxy card or ballot, management may learn how you voted in reviewing your comments and such information may not be kept confidential.

Q:	Who pays the cost of proxy solicitation?

A:
Umpqua pays the cost of soliciting proxies. We have hired D. F. King & Co. (formerly AST Phoenix Advisors) to solicit proxies for this meeting and we will pay their fees of $17,500 plus out of pocket costs. Proxies will be solicited by mail, telephone, facsimile, e-mail and personal contact. We may reimburse brokers and other nominee holders for their expenses in sending proxy material and obtaining proxies. In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, e-mail or letter, without extra compensation.

Q:	How can I receive my proxy materials electronically in the future?

A:
Although you may request paper copies of the proxy materials, we would prefer to send proxy materials to shareholders electronically. Shareholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election.

To receive proxy materials electronically by e-mail in the future, follow the instructions described below or on the notice.
If we sent you proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

Record Holders	If you are the record holder of your shares, you may either go to www.envisionreports.com/umpq2015 and follow the instructions for requesting meeting materials or call 800-652-8683.

Street Name Holders
If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Q:	Are there any rules regarding admission to the annual meeting?

A:
Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•Your identity by reviewing a valid form of photo identification, such as a driver’s license; and
•You were, or are validly acting for, a shareholder of record on the record date by:

◦	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

◦
reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement if you hold your shares in street name, or your most recent plan statement if you are a participant in one of the Company benefit plans; or

◦
reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of our common stock on the record date, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or your plan statement if you are a participant in one of the Company benefit plans, as your proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 2:00 p.m., local time. Please allow ample time for the admission procedures described above.

Q:	Where do I get more information?

A:
If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact one of the following as indicated below or by mail to the attention of Andrew Ognall at Umpqua Holdings Corporation, One SW Columbia Street, Suite 1200, Portland, OR 97258:

Andrew Ognall	Bradley Howes
EVP/General Counsel and Secretary	SVP/Director of Investor Relations
(503) 727-4112 (voice)	(503) 727-4226 (voice)
andrewognall@umpquabank.com	bradhowes@umpquabank.com

Ky Fullerton	Michelle Bressman
SVP/Deputy General Counsel and Assistant Secretary	VP/Shareholder Relations Officer
(503) 727-4295 (voice)	(503) 268-6675 (voice)
kyfullerton@umpquabank.com	(503) 645-3636 (fax)
michellebressman@umpquabank.com

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be held April 15, 2015:
This proxy statement and the Company’s annual report to shareholders are available at:
www.umpquaholdingscorp.com

ANNUAL MEETING BUSINESS

Item 1. Election of Directors
Umpqua’s articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish the number of directors at between six and 19, with the exact number to be fixed from time to time by resolution of the board of directors. The number of directors is currently set at 12. See the section in Corporate Governance Overview titled Director Criteria and Nomination Procedures for a discussion of changes to board composition in connection with the closing of the merger with Sterling Financial Corporation in April 2014.

Directors are elected by a plurality of votes, which means that the nominees who receive the highest number of votes cast “FOR” will be elected, regardless of the number of votes each nominee receives. However, in an uncontested election, our majority voting policy requires that any nominee for director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the board Chair following certification of the shareholder vote. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Governance Committee of the board considers the offer of resignation and recommends to the board whether to accept it. The policy requires the board to act on the Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors. Shareholders are not entitled to cumulate votes in the election of directors.

The board of directors has nominated the following directors, each of whom currently serves as a director of Umpqua and Umpqua Bank, for election to one-year terms that will expire at the 2016 annual meeting:

Ellen R.M. Boyer
Raymond P. Davis
Robert C. Donegan
C. Webb Edwards
Peggy Y. Fowler
Stephen M. Gambee
James S. Greene
Luis F. Machuca
Maria M. Pope
Susan F. Stevens
Hilliard C. Terry, III
Bryan L. Timm

Each of the nominees other than directors Boyer, Donegan, Edwards and Pope was elected to serve on the board at the 2014 annual meeting. Directors Boyer, Donegan, Edwards and Pope previously served as directors of Sterling. The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the board of directors may designate, upon the recommendation of the Governance Committee. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

The Governance Committee has oversight responsibility for recommending to the board a slate of nominees to be presented to the shareholders for election to the board of directors at each annual or special meeting. The board’s Statement of Governance Principles, available at www.umpquaholdingscorp.com, provides that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Collectively, the board should have policymaking experience in the major business activities of the Company and its subsidiaries or in similar businesses and, to the extent practical, should be representative of the major markets in which the Company operates. In addition, we seek directors who are civic minded and whose activities provide valuable perspective on important social and economic issues relevant to our business and the communities where our customers and employees work and live.

Nominees

The age (as of March 1, 2015), business experience, and position of each of the directors currently serving is stated below. We also provide information about skills, qualifications and attributes of each director that led to the conclusion that he or she should serve on our board.

Ellen R. M. Boyer, age 54, joined the board in April 2014, effective with the closing of the Sterling merger. Ms. Boyer served as a director of Sterling from 2007. Ms. Boyer currently serves as CFO of Logic20/20 Inc., a business and technology consulting firm. Ms. Boyer served as CFO and COO of Wesley Homes, a continuing care retirement community based in the Seattle area, from August 2011 to February 2014. Prior to that, Ms. Boyer served for nine years as the CFO and COO at Kibble & Prentice, an insurance and financial services company. Ms. Boyer also previously served as the CFO for two technology companies in the Pacific Northwest and was an audit senior manager with PriceWaterhouseCoopers.

Qualifications and Experience

Leadership: Executive positions in business operations as COO and finance as CFO for Wesley Homes and Kibble & Prentice.
Finance: CPA (active) in the State of Washington. CFO for several technology companies in the Pacific Northwest.
Civic:  Serves on the Board and finance committees with several not-for-profit entities, including Seattle Pacific University and Financial Executives International.
Governance: Current member of the Umpqua Finance and Capital and
Enterprise Risk and Credit Committees. Previously Chair of the Audit Committee and a member of the Credit and Risk Committee at Sterling.

Ellen R. M. Boyer

Raymond P. Davis, age 65, serves as director, President and Chief Executive Officer of Umpqua, positions he has held since the Company’s formation in 1999. Mr. Davis has served as a director of Umpqua Bank since June 1994. He has served as President and Chief Executive Officer of Umpqua Bank for over 18 years.

Qualifications and Experience

Leadership: Extensive leadership, management and business operations experience as President and CEO of Umpqua and Umpqua Bank. Mr. Davis is the author of two books on leadership in business: Leading for Growth and Leading through Uncertainty.
Industry: More than 35 years’ experience in the financial services industry, including his positions as President and CEO of Umpqua and Umpqua Bank and as President of US Banking Alliance, a bank consulting firm.
Finance: Expertise as Chief Financial Officer of Security Bank, Reno, Nevada.
Civic:  Board service with SOLV, an Oregon organization fostering environmental stewardship, and Founders Circle, plus service on the Big Brothers Big Sisters, Children’s Council.
Governance: Current member of the Umpqua Executive, Finance and Capital, and Enterprise Risk and Credit Committees.

Raymond P. Davis

Robert C. Donegan, age 60, joined the board in April 2014, effective with the closing of the Sterling merger. Mr. Donegan served as a director of Sterling from 2010 and as a director of Golf Savings Bank from 2006 until its merger with Sterling Bank. Since September 2001, Mr. Donegan has served as president of Ivar's, Inc., now in its 76th year as a Seattle restaurant company with more than 80 locations. He also served as the CFO and a director of Ivar's, Inc., for four years prior to becoming president. Before that, Mr. Donegan was an executive vice president and the CFO of Peet's Coffee.

Qualifications and Experience

Leadership: Business operations and executive leadership as President of Ivar’s.
Finance: CFO experience for both Ivar’s and Peet’s Coffee.
Civic: Commissions, committees and task forces for the City of Seattle, King County (WA) and the State of Washington including previous service as Chair of the Board of the Seattle Metropolitan Chamber of Commerce, and a board member of the Seattle Aquarium, the Chief Seattle Council of the Boy Scouts, the Seattle Historic Waterfront Association and the Seattle Sports Commission.
Governance: Current member of Umpqua’s Audit and Compliance and Compensation Committees. Served as a member of Sterling’s Audit Committee and as Vice-Chair of Sterling Bank's Directors Trust Committee.

Robert C. Donegan

C. Webb Edwards, age 67, joined the board in April 2014, effective with the closing of the Sterling merger. Mr. Edwards served as a director of Sterling from March 2011. He is currently Chief Executive Officer of WORTH, LLC, a strategy and technology consulting firm and is the co-founder of Ganart Technologies. He previously served as President of Wells Fargo Services, the technology and operations subsidiary of Wells Fargo & Company, from May 1999 until his retirement in January 2005.

Qualifications and Experience

Leadership: Senior management roles with First Interstate, Norwest and Wells Fargo, including leading technology, operations, call centers and operation risk management. Served on the boards of Minnesota Mutual Insurance and J.D. Carreker.
Industry: Banking and banking technology expertise.
Civic: Colonial Williamsburg Burgess Society.
Governance: Current member of Umpqua’s Finance and Capital and Enterprise Risk and Credit Committees. Previously served as a member of Sterling’s Audit Committee and as Chair of Sterling Bank’s Directors Trust Committee.

C. Webb Edwards

Peggy Y. Fowler, age 63, was appointed to the board in April 2009. Ms. Fowler served as CEO and President of Portland General Electric Company (“PGE”) (NYSE: POR) from April 2000 to December 31, 2008 and as Co-CEO from January 1, 2009 to March 1, 2009. She was Chair of the PGE board from May 2001 until January 2004. She served as President of PGE from 1998 until 2000 and is currently a director of Hawaiian Electric Industries (NYSE: HEI) and Hawaiian Electric Company.

Qualifications and Experience

Leadership: Strong leadership and business operations experience as President and CEO of PGE, director of Cambia Health Solutions, Inc., Chief Operating Officer of PGE’s Distribution Operations, Senior Vice President of PGE’s customer service and delivery and Vice President of PGE’s power production and supply.
Industry: Banking industry experience as director of the Portland branch of the Federal Reserve Bank of San Francisco.
Finance: Expertise serving as a committee member for several entities: Audit Committee for Hawaiian Electric Company, Finance Committee for PGE, Audit, Investment and Executive and Governance Committees for Cambia.
Civic: Board service as a director for PGE Foundation and Mentor for International Women’s Forum.
Governance:  Current Chair of Umpqua’s Board of Directors and Chair of the Umpqua Executive and Governance Committees.

Peggy Y. Fowler

Stephen M. Gambee, age 51, was appointed to the board in July 2005. Since 1994 he has been the President and CEO and a shareholder of Rogue Valley Properties, Inc. and a Managing Member of Rogue Waste Systems, LLC, a family owned business providing waste disposal and environmental services in the Southern Oregon area. Prior to assuming the duties of the family businesses, Mr. Gambee was a real estate economist employed by Robert Charles Lesser & Co./Hobson & Associates as the Pacific Northwest Director of Consulting.

Qualifications and Experience

Leadership: Management, leadership, business operations and governmental relations experience as President and CEO of Rogue Valley Properties and Managing Member of Rogue Waste Systems, LLC, which are environmentally conscious waste management businesses.
Civic:  Chair of the St. Mary’s School Community Foundation. Chair of Jackson County Board of Commissioners Economic Development Advisory Committee. Member of the Finance Committee, Asante Health System. Currently Vice-Chair (past Chair) of the Medford-Jackson County Chamber of Commerce. Mr. Gambee has also previously served as: Director and President of the Craterian Theater/Collier Center of the Performing Arts; Treasurer of YPO Oregon Evergreen Chapter; Director and Treasurer for Rogue Gallery and Art Center; and Director of the Jackson‑Josephine County Boys and Girls Club.
Governance:  Current Chair of the Umpqua Enterprise Risk and Credit Committee and member of the Umpqua Executive, Audit and Compliance, and Governance Committees.

Stephen M. Gambee

James S. Greene, age 61, was appointed to the board in July 2012. Mr. Greene is currently a general partner of Frost Data Capital, LLC, an investment and incubator vehicle for “big data” companies, a position he has held since November 2013. He was previously a Vice President with Cisco Systems, Inc. (NASDQ: CSCO) in its Global Advanced Services Organization, a position he held from February 2012 to September 2013. He joined Cisco in 2005 as Vice President and Global Head of its Financial Services Consulting Business. From there he served as leader of Cisco’s global Strategic Partner Organization.

Qualifications and Experience

Leadership: Management consulting, business operations and information technology systems, solutions, sales and delivery. Senior executive roles at Accenture, CapGemini and Cisco Systems, Inc.
Industry: Global Financial Services. Global Information Communications Technology.
Finance: Serving the global financial services industry for 32 years.
Civic: Neighborhood association and board. Community sports teams.
Governance: 10 year member of the board of Electronics For Imaging, Inc., a public company (NASDAQ: EFII), where he served on the board’s Audit Committee, Governance and Nomination Committees. Current member of Umpqua’s Finance and Capital and Compensation Committees. He has served on several private company boards and advisory boards.

James S. Greene

Luis F. Machuca, age 57, was appointed to the board in January 2010. Since January 2002, he has been President and Chief Executive Officer of Kryptiq Corporation, a healthcare applications company that activates collaborative care.

Qualifications and Experience

Leadership: Business operations and innovation technology experience as President and CEO of Kryptiq Corporation as well as senior leadership roles at Intel Corp., EVP of the NEC Computer Services Division of PB-NEC Corp. and President and COO of eFusion Corp.
Civic:  Serves on the Cambia Health Solutions Board of Directors and chairs the UniteOr Board of Directors. He has served as director or trustee of the University of Portland Board of Regents, the Oregon Health & Science University Foundation Board of Trustees, the ENDfootwear Advisory Board, the Catholic Charities of Oregon Board of Directors, the Portland Metropolitan Family Services Board of Directors, the Jesuit High School Board of Trustees, the Lifeworks NW Board of Directors, and the Boy Scouts of America Cascade Pacific Council Executive Board.
Governance: Chair of Umpqua’s Compensation Committee and serves on the Umpqua Executive, Finance and Capital, and Governance Committees.

Luis F. Machuca

Maria M. Pope, age 50, joined the board in April 2014, effective with the closing of the Sterling merger.  Since March 2013, Ms. Pope has served as Senior Vice President, Power Supply, Operations, and Resource Strategy for PGE. Prior to this, she served as Chief Financial Officer and Treasurer from January 2009 and was a member of the board of directors of PGE from 2006 to 2008. She serves as a general partner shareholder and director of Pope Resources, a Delaware limited partnership.

Qualifications and Experience

Leadership:  Leadership and business management experience as a senior executive of PGE and her former positions as chief financial officer of Mentor Graphics Corp. and Pope & Talbot, Inc.
Finance: CFO roles of three publicly traded companies and past Chair of the Audit Committees of TimberWest Forest Corp., Premera Blue Cross and Oregon Health & Sciences University (OHSU).
Civic:  Vice Chair of OHSU’s Governing Board (appointed by the Governor, 2010), prior Chair of the Oregon Symphony and Council of Forest Industries.
Governance: Serves on the Umpqua Audit and Compliance and Compensation Committees.  Previously served on the Sterling Audit and Credit and Risk Committees and has served on several public, private and advisory boards.

Maria M. Pope

Susan F. Stevens, age 64, was appointed to the board in September 2012. Ms. Stevens was a senior executive who retired as head of Corporate Banking for the Americas at J.P. Morgan Securities Inc. in 2011. She held that position from 2006 until 2011. She was at J.P. Morgan for 15 years. Prior to 2006, she was a Managing Director in Loan Syndications, where she was head of the Investment Grade Syndications group from 2001 to 2006. She was head of Capital Markets at Wells Fargo Bank from 1992 to1995. She was with Bank of America for 11 years before joining Wells Fargo. She is active in Golden Seeds, a New York based angel investment group focused on women entrepreneurs. She has a MS in Global Management from Thunderbird School of Global Management (’73) and a BS in Psychology from the University of Oregon (’72).

Qualifications and Experience

Industry: Over 30 years in the banking industry with broad industry knowledge and experience in client management, capital markets and risk management.
Civic: Board of Trustees of Thunderbird School of Global Management, Glendale, AZ (on Executive Committee and Chair of Finance and Business Planning Committee) and The Neighborhood Coalition for Shelter, New York, NY (on Executive Committee and Treasurer).
Governance:  Current Vice Chair of the Umpqua Enterprise Risk and Credit Committee and member of the Umpqua Audit and Compliance Committee.

Susan F. Stevens

Hilliard C. Terry, III, age 45, was appointed to the board in January 2010. Since January 2012, he has served as Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited (NYSE: TGH), an intermodal marine container management and leasing company. Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies, Inc. (NYSE: A), which he joined in 1999, prior to the company’s initial public offering and spinoff from Hewlett-Packard Company (“HP”). Mr. Terry held positions in investor relations and/or investment banking with Kenetech Corporation, VeriFone, Inc. and Goldman Sachs & Co.

Qualifications and Experience

Leadership: Senior leadership and business management experience as a senior executive of Textainer Group Holdings Limited and previously as an executive of Agilent Technologies, Inc.
Marketing:  Extensive investor communications and marketing experience as the Head of Investor Relations and primary spokesperson to the investment community for Agilent Technologies, Inc. and Global Marketing Manager for VeriFone, Inc., an HP subsidiary.
Finance: Mr. Terry has 10 years of financial management experience. In his current role as a public-company CFO, he currently oversees the accounting, treasury, credit and collections, internal audit and risk management functions of Textainer. Previously he was responsible for Agilent’s global treasury organization which included corporate cash management, corporate finance, customer financing, foreign exchange, pension assets and risk management. He was also a member of the company’s Benefits Committee, which has fiduciary oversight for Agilent’s employee benefit and retirement programs. He oversaw investments of a multi-billion dollar global corporate cash portfolio and defined benefit (pension) assets for the company.
Governance: Current Chair of Umpqua’s Finance and Capital Committee and serves on the Enterprise Risk and Credit, Executive and Governance Committees.
Civic: Board of Trustees, Oakland Museum of California (member of the Executive and Governance Committees).

Hilliard C. Terry, III

Bryan L. Timm, age 51, was appointed to the board in December 2004. Since May 2008, Mr. Timm has been the Chief Operating Officer of Columbia Sportswear Company (NASDAQ: COLM) and he was named Executive Vice President in October 2008. Mr. Timm joined Columbia Sportswear in June 1997 as Corporate Controller, was named Chief Financial Officer in July 2002 and in 2003, was named Vice President, Chief Financial Officer and Treasurer.

Qualifications and Experience

Leadership: Senior leadership and business operations management experience at Columbia Sportswear, as a member of the College of Business and Economics Advisory Board for the University of Idaho and in 2012 as a member, and in 2013 as Chair of the Policyowners’ Examining Committee at Northwestern Mutual Life Insurance Co.
Finance:  Audit and Compliance Committee Chair at Umpqua. Over twenty years serving in financial positions of publicly held companies including CFO of Columbia Sportswear. In addition to his C-level positions with Columbia Sportswear Company, Mr. Timm worked in various accounting, internal audit, and financial positions at publicly held Oregon Steel Mills (NYSE: OS) from 1991 to 1997, rising to Divisional Controller for CF&I Steel, Oregon Steel Mills’ largest division. From 1986 to 1991, he was an accountant with KPMG LLP. He is a CPA (inactive) in the state of Oregon.
Civic: Director of Doernbecher Children’s Hospital Foundation.
Governance:  Current Vice Chair of the Umpqua Board of Directors, Chair of the Umpqua Audit and Compliance Committee and member of the Umpqua Executive, Governance and Compensation Committees.

Bryan L. Timm

Director Independence
The board of directors has determined that all directors except Mr. Davis are “independent,” as defined in the NASDAQ listing standards. In determining the independence of directors, the board considered the responses to Director and Officer Questionnaires that indicated no transactions with directors other than banking transactions with Umpqua Bank and arrangements under which Umpqua Bank purchases waste disposal services in southern Oregon from a company affiliated with Mr. Gambee at standard, regulated rates, which in 2014 totaled $8,303.14. The board also considered the lack of any other reported transactions or arrangements; directors are required to report conflicts of interest and transactions with the Company pursuant to our Corporate Governance Principles and Code of Ethics, which can be found on our website www.umpquaholdingscorp.com. See the section below titled Related Party Transactions for additional information.

Board Recommendation
The board of directors unanimously recommends a vote “FOR” the election of all nominees.

Item 2. Ratification (Non-Binding) of Auditor Appointment
The Audit and Compliance Committee has selected the independent registered public accounting firm of Moss Adams, the Company’s independent auditors for the year ended December 31, 2014, to act in such capacity for the fiscal year ending December 31, 2015, and recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between the Company and Moss Adams, its partners, associates or employees, other than those which pertain to the engagement of Moss Adams in the previous year as independent auditors for the Company and for certain permitted consulting services. Moss Adams has served as the Company’s independent auditor since 2005.

Shareholder approval of the selection of Moss Adams as our independent auditors is not required by law, by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit and Compliance Committee to be directly responsible for the appointment and compensation of the independent auditors and for oversight of the audit work. The Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Moss Adams, but is not bound by the shareholder vote.

Even if Moss Adams’ appointment is ratified by the shareholders, the Audit and Compliance Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Moss Adams is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if he desires to do so, and to answer appropriate questions.

Board Recommendation
The board of directors unanimously recommends a vote “FOR” the ratification of Moss Adams as the Company’s independent auditor.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Moss Adams has audited our consolidated financial statements and internal controls over financial reporting for the years ended December 31, 2005 through 2014.
Independent Auditors’ Fees
The following table shows the fees incurred for professional services provided by Moss Adams for 2014 and 2013:

($ in thousands)	2014	2013
Audit Fees (a)	$1,750	$823
Audit-Related Fees (b)	$25	$90
All Other Fees (c)	$20	$15
Tax Fees	$0	$0
Total Fees	$1,795	$928
(a)    “Audit Fees” include:
•    The integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting for the years-ended December 31, 2014 and 2013, including compliance with the FDIC Improvement Act and Loss Share Agreements.
•    Reviews of the Company’s quarterly consolidated financial statements for the periods ended March 31, June 30, and September 30, 2014 and 2013.
•    Audit of the annual financial statements of Umpqua Investments, Inc., a wholly-owned subsidiary of the Company, for the years-ended December 31, 2014 and 2013,.
•    HUD and GNMA Audits for December 31, 2014 and 2013.
•    Review of responses to SEC Comment Letters (2013).
•    Consents for Registration Statements (Forms S-3, S-4 and S-8) (2014 and 2013).
•    Letters for Underwriters (2014).

(b) “Audit-Related Fees” represent billings for services provided during the 12 months ended December 31, 2014 and 2013, and includes:
•    Audit of the Umpqua Bank 401(k) and Profit Sharing Plan for the year ended December 31, 2013, audited during 2014; the plan year ended December 31, 2012, was audited in 2013.
•    Due diligence services related to acquisitions (2013).

(c) “All Other Fees” represent all other billings for the 12 months ended December 31, 2014 and 2013, and includes: • Consulting report related to MERS QC compliance for 2014 and 2013.

	2014	2013
Ratio of All Other Fees to Total Fees	1.11%	1.62%

The Audit and Compliance Committee discussed these services with the independent auditor and Company management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy
The services performed by Moss Adams for the 2014 audit engagement were pre-approved by the Audit and Compliance Committee at its April 15, 2014, meeting, in accordance with the Committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Permitted Services”) that the independent auditor may perform. The policy requires that a description of the services expected to be performed by the independent auditor in each of the Disclosure Categories be pre-approved annually by the Committee.

Services provided by the independent auditor during the following year that are included in the Permitted Services list were pre-approved following the policies and procedures of the Audit and Compliance Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Permitted Services list must be submitted to the Audit and Compliance Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit and Compliance Committee. The Chair must update the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit and Compliance Committee generally requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision to provide retroactive approval for permissible non-audit services if:

(i)	The service is not an audit, review or other attest service; and

(ii)
The aggregate amount of all such services provided under this provision does not exceed $5,000 per project if approved by the Principal Financial Officer or Principal Accounting Officer or $50,000 per project if approved by the Chair of the Audit and Compliance Committee.

Audit and Compliance Committee Report
The Audit and Compliance Committee of the board of directors oversees the accounting, financial reporting and regulatory compliance processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The Committee’s function is more fully described in its board approved charter, available on our website: www.umpquaholdingscorp.com. The Committee reviews that charter on an annual basis.

The board annually reviews the NASDAQ listing standards’ definition of “independence” for audit committee members and applicable SEC rules related to audit committee member independence and has determined that each member of the Audit and Compliance Committee meets those standards.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and regulations.

The Audit and Compliance Committee met with management regularly during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company’s filings with the SEC.

The Audit and Compliance Committee is responsible for hiring and overseeing the performance of the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit and Compliance Committee engaged Moss Adams as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements for the period ending December 31, 2014. Moss Adams has been engaged in this capacity since August 2005, based on the Committee’s review of Moss Adams’s performance and independence from management. In accordance with NASDAQ Rule 5605, Moss Adams is registered as a public accounting firm with the Public Company Accounting Oversight Board.

The Audit and Compliance Committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2014, with management. The Committee also met separately with both management and Moss Adams to discuss and review those financial statements and reports prior to issuance. Management has represented, and Moss Adams has confirmed to the Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit and Compliance Committee received from and discussed with Moss Adams the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.  The Committee has received the written disclosure and the letter from Moss Adams required by applicable requirements of the PCAOB regarding independence and has discussed with Moss Adams the auditor's independence.

Based upon the review and discussions referred to above, the Audit and Compliance Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Audit and Compliance Committee:
Bryan L. Timm (Chair)
Robert C. Donegan
Stephen M. Gambee
Maria M. Pope (Vice Chair)
Susan F. Stevens

Item 3.    Advisory (Non-Binding) Resolution to Approve Executive Compensation
The board and management are committed to excellence in governance and recognize the interest our shareholders have expressed in the Company's executive compensation program. As a part of that commitment, and in accordance with SEC rules, we ask our shareholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse our fiscal year 2014 executive compensation program and policies for the named executive officers. At the 2011 annual meeting, in accordance with the board’s recommendation, our shareholders endorsed an annual say on pay vote. Our board determined that we will hold an annual advisory shareholder vote on executive compensation until the next say on pay frequency vote.

This vote is not intended to address any specific item of compensation, but rather to address the compensation paid to our named executive officers as disclosed in this proxy statement, which we believe reflects our overall compensation policies and procedures relating to the named executive officers. While your vote is advisory and will not be binding on the board, we strive to align our governance policies and practices with the interests of our long term shareholders. As it did last year, the board will take into account the outcome of the “say on pay” vote when considering future compensation plans.

Umpqua has several compensation governance programs in place, as described in this proxy, to align executive compensation with the long-term shareholder interests and to manage compensation risk, including:

• An independent Compensation Committee that engages its own advisors and consultants;
• Stock ownership guidelines for directors and executives and a stock retention or “hold to retirement” policy for executives;
• Long-term, performance-based equity incentive grants that are tied to total shareholder return;
• A requirement that at least 50% of equity grants to executives be “performance-based” (for the past five years, 100% of the grants to our CEO have been performance-based);
• Prohibition on re-pricing stock options and on replacing underwater stock options without shareholder approval;
• No income tax gross-ups (other than occasional gross-ups for executive relocation expenses);
• Annual incentive plans tied to Company operating earnings per share;
• A compensation recoupment or clawback policy; and
• Double-triggers with respect to change in control related payments under employment agreements.

We are requesting your non-binding vote on the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as described in the Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and narrative disclosure.”
Board Recommendation
The board of directors unanimously recommends a vote “FOR” approval of the resolution approving compensation of named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement.

Other Business
The board of directors knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are properly presented for a vote at the meeting, the proxy holders will vote shares represented by proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This proxy statement contains forward-looking statements about Umpqua that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding business strategies, management plans and objectives for future operations. All statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. Risks and uncertainties include, but are not limited to:

•	Competitive market pricing factors for compensation and benefits;

•	Changes in legal or regulatory requirements;

•	The ability to recruit and retain certain key management and staff; and

•	Management transition following the Sterling merger.
There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. For a more detailed discussion of some of the risk factors, see the section titled Risk Factors in Umpqua’s 10-K and other filings with the SEC. Umpqua does not intend to update these forward-looking statements. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

INFORMATION ABOUT EXECUTIVE OFFICERS

The age (as of March 1, 2015), business experience, and position of our executive officers other than Raymond P. Davis, about whom information is provided above, are as follows:

Ezra A. Eckhardt, age 44, serves as Executive Vice President/Shared Services of Umpqua and Umpqua Bank, positions he has held since April 2014. Mr. Eckhardt previously served as Chief Operating Officer of Sterling from November 2009 to April 2014, as President of Sterling Bank from December 2009 to April 2014, and as Chief Operating Officer of Sterling Bank from January 2009 to April 2014. He joined Sterling as Technical Corporate Services Manager in August 2004.

Ronald L. Farnsworth, age 44, serves as Executive Vice President/Chief Financial Officer of Umpqua and Umpqua Bank, a position he has held since January 2008 and Principal Financial Officer of Umpqua, a position he has held since May 2007. From March 2005 to May 2007, Mr. Farnsworth served as Umpqua’s Principal Accounting Officer. From January 2002 to September 2004, Mr. Farnsworth served as Vice President – Finance of Umpqua. Mr. Farnsworth served as Chief Financial Officer of Independent Financial Network, Inc. (“IFN”) and its subsidiary Security Bank from July 1998 to the time of IFN’s acquisition by Umpqua in December 2001.

Neal T. McLaughlin, age 46, serves as Executive Vice President/Treasurer of Umpqua and Umpqua Bank, a position he has held since February 2005 and Principal Accounting Officer, a position he has held since May 2007. From 2002 until joining Umpqua, Mr. McLaughlin served as Senior Vice President and Chief Financial Officer of Albina Community Bancorp and before that he was Executive Vice President and Chief Financial Officer at Centennial Bancorp and Columbia Bancorp.

Gary F. Neal, age 60, serves as Executive Vice President/Enterprise Risk Management for Umpqua and Umpqua Bank, positions he has held since January, 2015. Mr. Neal previously served as Umpqua’s Chief Auditor for over twelve years. Prior to joining Umpqua, Mr. Neal served as a General Auditor for NextCard for four years. Prior to NextCard, Mr. Neal served as Regional General Auditor for Wells Fargo for five years.

Andrew H. Ognall, age 43, serves as Executive Vice President/General Counsel and corporate Secretary of Umpqua and Umpqua Bank, positions he has held since April 2014. Mr. Ognall was in private practice in Portland, Oregon, with Lane Powell PC from January 2011 to April 2014 and with Foster Pepper LLP / Roberts Kaplan LLP (1997-2010), focusing on mergers and acquisitions, securities and corporate finance, community banking, corporate governance, executive agreements and general business matters.

Cort L. O’Haver, age 52, has served as Commercial Bank President of Umpqua Bank since April 2014. He served as Senior Executive Vice President of Umpqua and Umpqua Bank from August 2013 to April 2014, and from March 2010 to August 2013 he served as Executive Vice President/Commercial Banking of Umpqua and Umpqua Bank. From October 2006 until he joined Umpqua, Mr. O'Haver was employed by Mechanics Bank as Executive Vice President and Director of Coporate Banking. Prior to that time, he was a Senior Vice President in charge of the Real Estate Lending Division at U.S. Bank, with responsibility for California, Oregon and Washington.

J. Gregory Seibly, age 51, serves as Consumer Bank President of Umpqua Bank, a position he has held since April 2014. Mr. Seibly previously served as a director and Chief Executive Officer of Sterling from November 2009 to April 2014, and as President of Sterling and as Chief Executive Officer of Sterling Bank from December 2009 to April 2014. Before joining Sterling, Mr. Seibly was the President of U.S. Bank—California. He has also held executive-level positions in commercial banking at Wells Fargo Bank and in healthcare finance at Bank of America.

Mark P. Wardlow, age 58, serves as Executive Vice President/Chief Credit Officer of Umpqua and Umpqua Bank, a position he has held since February 2010. Mr. Wardlow served as Executive Vice President/Senior Credit Officer of Umpqua from 2007 to 2010. Prior to that time, he served as Executive Vice President/Chief Lending Officer for Umpqua’s California region from 2004 to 2007. Since 2006, Mr. Wardlow has served on the board of the California Bankers Association. He has also served on the board of the Pacific Coast Banking School since 2010.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
The following table sets forth the shares of common stock beneficially owned as of February 6, 2015, the record date, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of Umpqua’s common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
*	Raymond P. Davis	783,926	(2, 3)	**
*	J. Gregory Seibly	255,899	(4)	**
*	Ezra A. Eckhardt	230,243	(2, 5)	**
*	Ronald L. Farnsworth	190,763	(2, 6)	**
*	Cort L. O’Haver	169,161	(7)	**
*	Bryan L. Timm	54,418		**
*	Stephen M. Gambee	48,877		**
*	Peggy Y. Fowler	47,997		**
*	Luis F. Machuca	27,525		**
*	Robert C. Donegan	21,843	(8)	**
*	C. Webb Edwards	20,400	(8)	**
*	Ellen R. M. Boyer	20,063	(8)	**
*	Hilliard C. Terry III	19,310		**
*	Susan F. Stevens	13,558		**
*	James S. Greene	10,036		**
*	Maria M. Pope	9,561		**
*	All directors and executive officers as a group (20 persons)	2,261,603	(2-8)	1.0%

	Name and Address of Beneficial Owner
*	BlackRock, Inc. 40 East 52nd St., New York, NY 10022	16,921,258	(9)	7.7%
*	The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	13,232,532	(10)	6.0%
*	Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	12,212,321	(11)	5.5%

*	No par value common stock.
**	Less than 1.0%.
(1)
Shares held directly with sole voting and investment power, unless otherwise indicated. Shares held in the dividend reinvestment plan have been rounded down to the nearest whole share. Includes shares held indirectly in deferred compensation plans, 401(k) plans, supplemental retirement plans, and IRAs.

(2)	Includes shares held with or by his/her spouse.
(3)	Includes 165,000 shares covered by options exercisable within 60 days.
(4)	Includes 8,815 shares covered by options exercisable within 60 days.
(5)	Includes 3,683 shares covered by options exercisable within 60 days.
(6)	Includes 18,000 shares covered by options exercisable within 60 days.
(7)	Includes 5,000 shares covered by options exercisable within 60 days.
(8)	Includes 4,699 shares covered by options exercisable within 60 days.
(9)	Information from Schedule 13G/A filed with the SEC on January 26, 2015, for holdings as of December 31, 2014.
(10)	Information from Schedule 13G/A filed with the SEC on February 10, 2015, for December 31, 2014.
(11)	Information from Schedule 13G filed with the SEC on February 13, 2015, for holdings as of December 31, 2014.

CORPORATE GOVERNANCE OVERVIEW
Our board of directors believes that its primary role as steward of the Company is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to a Statement of Governance Principles, which the board and senior management believe represent sound governance practices and provide a framework to sustain our success and build long term value for our shareholders and stakeholders. We regularly review these governance principles and practices in light of Oregon law and applicable federal law, SEC and banking agency regulations, NASDAQ listing standards and best practices suggested by recognized governance authorities.

Statement of Governance Principles and Charters
Our Statement of Governance Principles and the charter of each of our board committees can be viewed on our website at www.umpquaholdingscorp.com. This Statement is also available in print to any shareholder who requests it. Each board committee operates under a board approved written charter.

Employee Code of Conduct/Code of Ethics for Financial Officers
The Company has adopted a code of conduct, referred to as the Business Ethics and Conflict of Interest Code. We require all employees to adhere to this ethics code in addressing legal and ethical issues that they encounter in the course of doing their work. This ethics code requires our employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All new employees are required to review and understand this ethics code, and certify so. In addition, each year all other employees are reminded of, and asked to affirmatively acknowledge, their obligation to follow this ethics code.

In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our chief executive officer, our chief financial officer, our principal accounting officer, our treasurer and all other officers serving in a finance, accounting, tax or investor relations role. This code for financial officers supplements our Business Ethics and Conflict of Interest Code and is intended to promote honest and ethical conduct, full and accurate financial reporting and to maintain confidentiality of the Company’s proprietary and customer information.

Our Business Ethics and Conflict of Interest Code and Code of Ethics for Financial Officers are available in the Corporate Governance section of our website, www.umpquaholdingscorp.com.

Compliance and Ethics – Reporting and Training
Our employees may report confidential and anonymous complaints to an “ethics hotline” maintained by an independent vendor. These complaints may be made online or by calling a toll-free phone number. Complaints relating to financial matters are routed to our Chief Auditor, who reports those complaints, if any, directly to the Chair of our Audit and Compliance Committee of the board. Other complaints, such as those dealing with employee issues, are routed to another appropriate executive manager for review. Employees are encouraged to report any conduct that they believe in good faith to be a violation of law or a violation of our Business Ethics and Conflict of Interest Code. The Chair of our Audit and Compliance Committee provides periodic updates and an annual report to the committee on the complaints received via the hotline.

Our regulatory compliance program is an integral part of our operations and includes the following features:

•
Our Chief Compliance Officer oversees compliance with all customer-facing regulations at Umpqua Bank and Umpqua Investments, Inc. and reports to the Audit and Compliance Committee at each regular meeting.

•	All of our associates complete annual required training on ethics and the regulations that apply to their jobs.

•	Our Bank Secrecy Act Officer oversees our compliance with anti-money laundering and anti-terrorist financing regulations.

Director Criteria and Nomination Procedures
Our Statement of Governance Principles describes the qualifications that the Company looks for in its nominees to the board of directors. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders. The board will consider the policy-making experience of the candidate in the major business activities of the Company and its subsidiaries. The board will also consider whether the nominee is representative of the major markets in which the Company operates. Most importantly, the board’s Governance Committee is looking for candidates who have a deep, genuine interest in Umpqua and its culture.

The Governance Committee considers skills that will add value to the current board and those that will be lost upon the departure of a director. Directors must be willing to devote sufficient time to effectively carry out their duties and responsibilities. Nominees should not serve on more than three boards of public companies in addition to the Company’s board. The board’s policy provides that no person shall be eligible for election or reelection as a director if that person will reach the age of 70 at the time of that person’s election or reelection, provided that a director who reaches age 70 during his or her term, shall complete the term for which that director was elected.

The number of Company directors increased to 13 upon closing of the Sterling merger in April 2014. Upon the closing of the merger, under the terms of the Agreement and Plan of Merger dated September 11, 2013, between the Company and Sterling, the Company’s board was required to be comprised of eight of the Company’s existing independent directors (as selected by the Company’s existing board of directors), Mr. Davis, and up to four directors from Sterling’s existing board of directors. The four Sterling directors selected by Sterling’s board of directors were directors Boyer, Donegan, Edwards and Pope. We also agreed to nominate for reelection each of the directors chosen by Sterling’s existing board at each Umpqua annual shareholder meeting held before our 2016 annual shareholder meeting. In August 2014, former director Laureen Seeger resigned from the board of directors and the board reduced the number of directors to 12.

Shareholder Recommendations
A shareholder may recommend a candidate for nomination to the board and that recommendation will be reviewed and evaluated by the Governance Committee of our board. The Committee will use the same procedures and criteria for evaluating nominees recommended by shareholders as it does for nominees recommended by the Committee. Shareholder recommendations for board candidates should be submitted to the Company’s corporate Secretary, Andrew H. Ognall, One SW Columbia Street, Suite 1200, Portland, OR 97258. Shareholders may nominate board candidates only by following the procedures set forth in our bylaws.

In 2014, we received an e-mail recommendation of a potential nominee, whose qualifications were reviewed by the Governance Committee. We did not receive any nominations of board candidates from our shareholders in accordance with the procedures in our bylaws.

Changes in Nomination Procedures
There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since our procedures were disclosed in the proxy statement for the 2014 annual meeting.

Shareholder Communications
Our directors are active in their respective communities and they receive comments, suggestions, recommendations and questions from shareholders, customers and other interested parties on an ongoing basis. Our directors are encouraged to share those questions, comments and concerns with other directors and with our CEO.

Communicating with Directors
Comments and questions may be directed to our board by submitting them in writing to the Company’s corporate Secretary, Andrew H. Ognall, One SW Columbia Street, Suite 1200, Portland, OR 97258. These comments or summaries of the comments will be communicated to the board at its next regular meeting. No communications of this type were received from shareholders in 2014.

•	Shareholders may also request information or submit questions and comments via our website at www.umpquaholdingscorp.com.

•	Governance documents, including our Statement of Governance Principles and Committee Charters are also available to shareholders on our website.

•	In addition, shareholders may request email notification of corporate events, the Company’s SEC filings and press releases.

Director Attendance at Annual Meetings
The Company conducts the annual meeting in Portland, Oregon on the day before, or day of, a scheduled regular meeting of the board. The board expects all nominated directors to attend the annual meeting. All of the directors nominated for election at the 2015 annual meeting attended the 2014 annual meeting, except the four directors who joined the board after the 2014 annual meeting.

Annual Board Evaluations
Each year, our board evaluates the performance of its committees and its members. This evaluation process occurs in two stages. First, each board member answers a questionnaire designed to rate, on a scale of one to five, the performance of each board committee on which that director serves, with respect to a number of components relevant to that committee’s functions. The answers and comments are compiled anonymously and reviewed by the respective committee, as a whole, and reported to the full board. The Governance Committee then reviews those results and recommends changes in committee structure, membership and function to the full board. The Governance Committee’s practice is to rotate directors through the various board committees to broaden their exposure to the Company’s operations and to take advantage of each director’s skills.

Second, each board member fills out a confidential evaluation of his or her own performance, which is delivered to the board Chair. The board Chair then solicits input from the Governance Committee (which is comprised of the committee Chairs) with respect to the board member’s performance and reviews that information with the board member. The Governance Committee considers this information when recommending a slate of candidates to be nominated by the full board and in making committee membership decisions.

Succession Planning
Succession planning for the CEO and other named executive officer positions is one of the board’s most important duties. Each year, the CEO presents his succession plan to the full board. This plan describes the process by which the executive management of the Company will continue if and when the current CEO is unwilling or unable to serve, the process for selecting the CEO’s successor, if necessary, and the process for selecting and naming a successor during the period leading up to the announcement of the CEO’s retirement. At least annually, the CEO reviews with the Governance Committee up to three internal candidates who should be considered to replace him and his recommendation as to which, if any, internal candidate should be considered to replace him in the event he cannot serve. Under the current plan, any internal candidate selected on an interim basis will have the opportunity to compete for the position with other candidates that come forward in an internal and external search. Each of the other named executive officers has a written succession plan that is reviewed with the CEO annually. In 2014, as part of the board’s succession planning activities, we engaged a consulting firm to work with a group of Company executives on leadership development and to provide a review to the board.

Meetings and Committees of the Board of Directors
The board of directors met five times during 2014, including a three-day strategic planning retreat. At the retreat, the board and executive management focused on how to best sustain and enhance shareholder value, the Company’s growth strategy and financial performance while maintaining Umpqua’s unique culture and commitment to community banking. At the 2014 retreat, much of the discussion centered on the integration of Sterling and Umpqua, post-integration business opportunities and capital planning and stress-testing. All board committees have regularly scheduled meetings and meet at least quarterly. Board committee Chairs call for additional regular and special meetings of their committees, as they deem appropriate. In 2014, each director attended at least 75% of the meetings of the board and the committees on which the director served.

The board and each of our board committees regularly meet in executive session in which only independent directors are present. Our CEO, who sits on the board and on three board committees, attends some executive sessions in which only he and independent directors are present.

As of December 31, 2014, the board of directors had six active board committees: Audit and Compliance Committee, Compensation Committee, Executive Committee, Enterprise Risk and Credit Committee, Finance and Capital Committee, and Governance Committee.

Peggy Fowler serves as Chair of the boards of Umpqua and Umpqua Bank, positions she has held since April 2012. Our governance policy provides that the board Chair will be someone who is not a current employee of the Company or any of its subsidiaries. We have maintained that separation of function because it promotes a degree of board independence and has worked well for us over a long period.

The table below shows membership of each board committee as of December 31, 2014:

C - Chair V - Vice Chair • - Member
	Audit and Compliance	Finance and Capital	Compensation	Enterprise Risk and Credit	Executive	Governance
Ellen Boyer		V		•
Ray Davis		•		•	•
Robert Donegan	•		•
Webb Edwards		•		•
Peggy Fowler					C	C
Stephen Gambee	•			C	•	•
Jim Greene		•	V
Luis Machuca		•	C		•	•
Maria Pope	V		•
Susan Stevens	•			V
Hilliard Terry		C		•	•	•
Bryan Timm	C		•		V	V

Audit and Compliance Committee
The board of directors has a standing Audit and Compliance Committee that meets with our independent registered public accounting firm to plan for and review the annual audit reports. The Committee meets at least four times per year and is responsible for overseeing our internal controls and the financial reporting process. Each member of the Committee is independent, as independence is defined under NASDAQ Rule 5605(a)(2).

The board of directors has adopted an Audit and Compliance Committee Charter, a copy of which is available on our website in the Corporate Governance section at www.umpquaholdingscorp.com. The charter provides that only independent directors may serve on the Audit and Compliance Committee. The charter further provides that at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The board of directors has determined that the Committee Chair, Bryan L. Timm, and Committee Vice Chair Maria M. Pope meet the SEC criteria for an “audit committee financial expert.”

The board of directors believes that each of the current members of the Audit and Compliance Committee has education and/or employment experience that provides them with appropriate financial sophistication to serve on the Committee. In 2014, the Audit and Compliance Committee met seven times. In addition to these full meetings, the Committee reviews and approves for issuance or filing the Company’s earnings releases and periodic reports to be filed with the SEC and it usually meets by telephone conference to discuss those documents.

Finance and Capital Committee
In 2014, the Finance and Capital Committee reviewed and oversaw our budgeting process, including the annual operating and capital expenditure budgets. The Committee also oversaw capital planning and stress-testing, dividend planning and our stock repurchase program, our trust division, insurance and investments, and all aspects of financial risk management and financial performance. In 2014, the Committee met five times.

Compensation Committee
See Roles and Responsibilities of the Compensation Committee in Section 3 of the Compensation Discussion and Analysis.

Executive Committee
The Executive Committee may, subject to limitations in our Bylaws and under Oregon law, exercise all authority of the full board when the full board is not in session. The Committee is responsible for the review and oversight of the Company’s strategic planning process and consideration of the Company’s merger and acquisition opportunities. The Committee is comprised of the Chair of the board, the Chair of each board committee and Umpqua’s CEO. The Committee meets at least quarterly. In 2014, the Executive Committee met four times.
Enterprise Risk and Credit Committee
In 2014, the Enterprise Risk and Credit Committee reviewed and approved certain loans, reviewed and approved charge-offs to the loan loss reserve, set loan, investment and liquidity policies and monitored compliance with those policies and oversaw Umpqua’s loan and investment portfolios. The Committee also oversees the Company’s enterprise risk management program. The Committee met five times in 2014. In addition to these full meetings, the Committee from time to time reviews and approves extensions of credit to large relationships and it usually meets by telephone conference to discuss those matters.

Governance Committee
The Governance Committee proposes nominees for appointment or election to the board of directors and conducts searches to fill the positions of President and CEO. The Committee also oversees the Company’s corporate governance processes and board structure. The Committee is comprised of the independent Chair of the board and the Chair of each board committee. All of the directors serving on the Committee are independent, as defined in the NASDAQ listing standards. The Governance Committee meets at least quarterly and in 2014 the Committee met five times.

The Board’s Role in Enterprise Risk Oversight
Prior to 2014, the board of directors delegated responsibility for overseeing risk management for the Company to the former Risk and Governance Committee. In 2014, that responsibility moved to the newly formed Enterprise Risk and Credit Committee. The Company’s Enterprise Risk Manager provides a quarterly comprehensive risk report to the members of the Enterprise Risk and Credit Committee, including risks related to capital, liquidity, credit, financial reporting, information security and technology, regulatory compliance, business continuity and disaster recovery, reputation, fraud, interest rate environment, culture and merger integration. While the Enterprise Risk and Credit Committee has primary responsibility for overseeing risk management, our other board committees and the entire board of directors are actively involved in overseeing risk management for the Company. Additionally, at least four times per year, the full board receives a report from the EVP/Enterprise Risk Management covering the most significant risks the Company is facing.

The board also engages in regular discussions with the Chief Auditor, CEO, CFO, Chief Credit Officer, Chief Information Officer, General Counsel, Chief Compliance Officer, BSA Officer and other Company officers as the board may deem appropriate related to risk management. In addition, each board committee has been assigned oversight responsibility for specific areas of risk and risk management is an agenda topic at all regular committee meetings. The committees consider risks within their areas of responsibility, for example the Compensation Committee considers risks that may result from changes in compensation programs and related regulations, and the Finance and Capital Committee focuses on risk related to capital, among others. The Chief Auditor reports directly to the Audit and Compliance Committee and indirectly reports to the CEO for administrative purposes.

Corporate Responsibility
Umpqua’s commitment to corporate responsibility is a central part of our operating philosophy and our culture.  We believe we have an obligation to support the communities we serve by balancing the needs of our shareholders, associates, customers and communities – and this informs all aspects of our Company. These values are demonstrated daily at all levels in our business practices as well as through active community outreach and engagement. Community initiatives include associate engagement, meaningful philanthropy, access to leadership, customer-centered marketing and sustainable business practices.

Associate engagement

•
Umpqua Bank’s Connect Volunteer Network™ has become one of the nation’s leading volunteer programs, providing associates with paid time-off each year to serve at youth-focused organizations, schools and community development programs.  In 2014, 2,934 Umpqua Bank associates volunteered more than 53,454 hours to over 2,200 nonprofit organizations and schools across the Company’s five-state footprint.

Meaningful philanthropy

•
Our decision process for charitable giving is driven by our associates to ensure community need is assessed locally and met with the most appropriate solutions.  We invest in the areas of youth development and education, community development and the arts.

•	Created the Umpqua Bank Charitable Foundation, initially funded with $10 million in April 2014, to further deepen our commitment to the communities we serve.
Access

•	Company leaders are accessible to all associates, customers and the public. Annual town halls are held every year in each market, as well as public forums to create opportunities for dialogue.
Sustainable business practices

•
We have made sustainability a focus of our daily operations.  Our Umpqua sustainability team educates our associates and comes up with ideas that affect the entire Company. We know sustainability is a constant work in progress and we are proud to be on that journey. Examples include:

o	During 2011-2013, we reduced overall paper consumption by an estimated 30%.

o	We continue to provide 100% mass transit reimbursement for all associates.

o	Our fleet vehicle purchasing standards continue to result in significant utilization of hybrid models.

o	Our model for retail bank stores provides for smaller square footages, digital technology to facilitate electronic information sharing and 100% organic fair-trade coffee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely upon our review of (i) Forms 3, 4 and 5 that we filed on behalf of directors and executive officers, or received from them with respect to the fiscal year ended December 31, 2013, and (ii) their written representations (if applicable) that no Form 5 is required, we believe that all reporting persons made all Section 16 filings required under the Securities Exchange Act of 1934 with respect to the 2014 fiscal year on a timely basis, except for one late Form 4 filing for Mr. Davis related to the vesting of restricted stock awards in August 2014. As a result of the delinquent filing, we revised our internal procedures to provide our officers with advance warning of pending restricted stock vesting each month.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS
If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2016 annual meeting of shareholders, the proposal must be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals, and received by the Secretary of the Company on or before November 6, 2015. Shareholder proposals to be presented at the 2016 annual meeting of shareholders, which are not to be included in the Company’s proxy materials, must be received by the Company no later than December 6, 2014, in accordance with the Company’s bylaws. A copy of our bylaws may be obtained from the corporate Secretary.

RELATED PARTY TRANSACTIONS
Transactions with Related Persons/Approval Process
We have a formal process with respect to the review and approval of loans extended by Umpqua Bank to related persons, as described below. In accordance with our written procedures for the review of transactions with related persons and NASDAQ Rule 5605, all other transactions with related persons must be approved by disinterested members of the board’s Audit and Compliance Committee after a review of (i) the related person's relationship to the Company; (ii) the proposed aggregate value of such transaction; (iii) the approximate dollar value of the transaction to the related person, (iv) the benefits to the Company of the proposed transaction and the availability and price of comparable products or services; (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and (vi) management’s recommendation.

Loans to Directors and Officers
Umpqua Holdings Corporation does not extend loans or credit to any officers or directors. However, many of our directors and officers, their immediate family members and businesses with which they are associated, borrow from and have deposits with Umpqua Bank. All such loans are made in the ordinary course of Umpqua Bank’s business, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, Umpqua Bank. These loans did not and do not involve more than the normal risk of collection or present other unfavorable features to Umpqua Bank.

Loans by the bank to directors and designated executive officers are governed by Regulation O, 12 CFR Part 215. Under the bank’s procedures, the Chief Credit Officer can approve individual credits subject to Regulation O up to a total credit exposure of $500,000 and report those loans to the Enterprise Risk and Credit Committee (formerly the Loan and Investment Committee). All Regulation O credits must be made on non-preferential terms, and all Regulation O credits with a total credit exposure in excess of $500,000 must be approved by the Committee, with the number of affirmative votes representing at least a majority of the board of directors. The bank also requires Regulation O applicants to submit a detailed a financial statement at the time of application. Regulation O limits loans to an executive officer, including all loans personally guaranteed by the officer, to $100,000, unless the loan is (a) made to finance the purchase, construction, or improvement of the officer’s primary or secondary residence and is secured by a first lien on such residence, (b) made to finance the education of the officer’s children, or (c) fully secured by a deposit account, U.S. Treasury bonds, or certain U.S. government guarantees. All of our named executive officers are designated as executive officers of Umpqua Bank under Regulation O. In no case may the total loans to any designated executive officer exceed 5% of the bank’s capital absent the approval of a majority of the Company’s disinterested directors.  Each extension of credit to a designated executive officer must contain a written demand clause stating that the extension of credit will, at the option of the bank, become due and payable at any time the officer is indebted to any other bank or banks in an aggregate amount greater than the amount specified for a category of credit in paragraph 215.5(c) of Regulation O.

As of December 31, 2014, the sum of committed but undisbursed funds plus the outstanding balances of all loans to Regulation O executive officers, directors, principal shareholders and their businesses was $33,440,923, which represented approximately 0.88% of our consolidated shareholders’ equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

DIRECTOR COMPENSATION
The Compensation Committee annually reviews its director compensation policy and in January 2014, the Committee affirmed the following statement of philosophy with regard to director compensation:

Umpqua’s director compensation is designed to align the board of directors with its shareholders, and to attract, motivate, and retain high performing members critical to our Company’s success. Our director compensation philosophy is simple: we pay our directors a competitive rate when compared to similar sized and performing financial services organizations.

•	Objectives – Umpqua Bank is committed to providing competitive compensation to our directors. Within that context, our prime objectives are to:
•Attract and retain highly qualified people that portray our Company culture and values.
•Ensure the preservation and creation of value for our shareholders.
•Align the interests of our directors, executives, and employees.
•Conform to the highest levels of fairness, ethics, transparency, regulatory compliance and sound governance practice.

•
Director Compensation – On a regular basis the board will engage a third party professional to perform an evaluation to ensure director compensation is fair and competitive. Any change to director compensation is first reviewed by the Compensation Committee of the board prior to full board review and approval. Currently, it is the Company’s policy for director compensation to be paid in Company stock, which may be taken as deferred compensation; provided, however, that a director may elect to receive up to 30% of his or her retainer compensation in cash.

The Compensation Committee is charged with reviewing director compensation and recommending changes to the full board. The board of directors has adopted a Director Compensation Plan that sets forth the terms and manner in which non‑employee directors will be compensated for their service on the board of directors and committees of Umpqua and its subsidiaries.

In 2014, at least 70% of director fees were payable in shares of Umpqua Holdings Corporation common stock, which were purchased periodically on the open market by a brokerage firm for the account of each director, with funds provided by the Company. The shares were purchased under a trading plan that complies with Rule 10b5-1(c)(2) of the Securities Exchange Act of 1934.

In 2014, director fees were paid monthly, in arrears, after review of attendance records. Directors can attend committee meetings by teleconference, but they are strongly encouraged to attend all regular board meetings in person. The plan also reiterates the directors’ obligations under applicable securities laws and Umpqua’s Insider Trading Policy, and obligates the directors, if requested to do so, to execute a lockup agreement in the event of a firm commitment for an underwritten public offering of our securities.

Umpqua also provides a nonqualified deferred compensation plan to its non-employee directors. Under this plan, each director may annually elect to place all or part of his or her director compensation for the coming year into the deferred plan. Under the plan, a director may choose to have distributions from the plan in a lump sum or in annual installments over three, five or ten year periods following the date that the director leaves the board. Umpqua pays director compensation in shares of its common stock and the shares are held by a trustee. The dividends paid on those shares are credited to the director’s account, but no interest or other compensation is paid by the Company with respect to the deferred account.

Beginning April 2013, as part of annual director compensation, the Company issued restricted stock awards (the “Director RSAs”). These grants cliff-vest on the day before the next annual meeting of shareholders provided that the director is still serving on the board. The Director RSAs are in addition to the standard director retainers and meeting compensation specified in the schedule below.

The Compensation Committee’s practice is to engage an outside consultant at least once every three years to review director compensation paid by a peer group of companies to ensure that the compensation we pay to our directors is competitive given Company performance, board performance and our community bank philosophy. In 2012, the Committee completed such a review and made recommendations to the board, which adopted changes to the director fee schedule effective January 1, 2013, including the Director RSAs. The changes were designed to bring board compensation close to the median for the peer group. The peer group selected for director compensation is the same as the peer group reviewed for executive compensation benchmarking. See sections titled Role of the Compensation Consultant/Evaluation of Independence.

The schedule of retainer and meeting fees that was in effect for all of 2014 is set forth in the following table:

Schedule of Directors’ Fees

	Quarterly Retainer (1)	Committee Meeting Participation (2)(3)
Board Chair	$25,000	$1,000
Audit and Compliance Chair	$15,750	$1,000
Other Committee Chairs	$14,500	$1,000
Participating Director	$12,500	$1,000

(1)	Each director serves on the board of Umpqua Holdings Corporation and Umpqua Bank but receives only one quarterly retainer.

(2)	A $250 committee participation fee was paid for conference calls of the Audit and Compliance Committee at which a quorum is present to review earnings releases or periodic reports filed with the SEC.

(3)	A $250 committee participation fee was paid for conference calls of the Enterprise Risk and Credit Committee at which a quorum is present to review credits or charge-offs.

Director Compensation
The following table summarizes the compensation paid by the Company to non-employee directors for the year ending December 31, 2014. Although each director ultimately received at least 70% of his or her fees in Umpqua stock, this table shows the cash paid directly to the director or contributed by the Company to the Director Compensation Plan to purchase that stock on the open market. The table also reflects the Director RSAs awarded to each member of the board in April 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a) (1)	(b) (2)	(c)(3)	(d)	(e)	(f)	(g)	(h)
Ellen Boyer (4)	$33,917	$34,720	-	-	-	-	$68,637
Robert Donegan (4)	$38,667	$34,720	-	-	-	-	$73,387
Webb Edwards (4)	$33,417	$34,720	-	-	-	-	$68,137
Peggy Fowler	$106,000	$34,720	-	-	-	-	$140,720
Stephen Gambee	$77,250	$34,720	-	-	-	-	$111,970
James Greene	$62,750	$34,720	-	-	-	-	$97,470
Luis Machuca	$75,500	$34,720	-	-	-	-	$110,220
Maria Pope (4)	$38,917	$34,720	-	-	-	-	$73,637
Laureen Seeger (4)	$42,834	$34,720	-	-	-	-	$77,554
Dudley Slater (4)	$21,667	-	-	-	-	-	$21,667
Susan Stevens	$66,250	$34,720	-	-	-	-	$100,970
Hilliard Terry III	$74,500	$34,720	-	-	-	-	$109,220
Bryan Timm	$86,750	$34,720	-	-	-	-	$121,470
Frank Whittaker (4)	$21,667	-	-	-	-	-	$21,667

(1)
Director Davis is omitted from this table because as a named executive officer he receives no separate compensation for service as a director, and his compensation is fully reflected in the Summary Compensation Table.

(2)
Amounts in column (b) are earned in cash and paid in Umpqua stock except that in 2014 Directors Boyer (30%), Donegan (25%), Fowler (20%), Greene (30%) and Terry (30%) elected to receive a portion of their compensation in cash.

(3)
Amounts in column (c) are the value of a restricted stock grant issued under the 2013 Incentive Plan (the “2013 Plan”) that vests on the day before the 2015 annual meeting of shareholders if the director is then serving on the board, subject to prorated vesting in the event of death, change in control or resignation in connection with an acquisition, based on the closing price of Umpqua’s common stock ($17.36) on the grant date (April 24, 2014). Director Seeger forfeited her award at the time of her resignation.

(4)
Directors Boyer, Donegan, Edwards and Pope, joined the board in connection with the Sterling merger in April 2014. Director Whittaker retired from the board effective with the 2014 annual meeting. Director Slater retired from the board effective with the Sterling merger. Director Seeger resigned from the board of directors in August 2014.

The following table shows what each director earned for each component of non-equity compensation:

Name	Retainer	Committee Participation	Total
Boyer	$29,167	$4,750	$33,917
Donegan	$29,167	$9,500	$38,667
Edwards	$29,167	$4,250	$33,417
Fowler	$100,000	$6,000	$106,000
Gambee	$58,000	$19,250	$77,250
Greene	$50,000	$12,750	$62,750
Machuca	$58,000	$17,500	$75,500
Pope	$29,167	$9,750	$38,917
Seeger	$33,334	$9,500	$42,834
Slater	$16,667	$5,000	$21,667
Stevens	$50,000	$16,250	$66,250
Terry	$58,000	$16,500	$74,500
Timm	$63,000	$23,750	$86,750
Whittaker	$16,667	$5,000	$21,667
We invite the spouses of our directors and executive officers to attend our annual multi-day strategic planning session. We believe this event provides a valuable opportunity for our directors to strengthen relationships with senior executives, enhance leadership development and advance our business objectives. We believe the participation of spouses in the meals and social functions at the planning session contributes to the process. The Company pays the spouses’ travel expenses, meals and activities that may be considered to provide a personal benefit in connection with this event. In 2014, these payments did not exceed $22,000 in the aggregate and are not separately disclosed.

Expenses associated with attending meetings, such as travel costs and meals, are considered integrally and directly related to the performance of the directors’ duties. Such expenses are not considered to be personal benefits or perquisites and are not separately disclosed.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Introduction
Our executive compensation program is designed to support Umpqua’s vision and mission to:

•	Create a unique and memorable banking environment in which our customers perceive the Company as an indispensable partner in achieving their financial goals;

•	Enable our shareholders to achieve the exceptional rewards of ownership;

•	Provide opportunities for our people to achieve unparalleled personal and professional success; and

•	Assure that our communities benefit from our involvement and investment in their future.
You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of our named executive officers (see Item 3 - Advisory (Non-Binding) Resolution to Approve Executive Compensation). This CD&A contains information that is important to your voting decision.

Our CD&A is organized into four sections:
Section 1- Executive Summary
Section 2- Performance and Pay
Section 3- Compensation Process and Decisions for 2014
Section 4- Other Compensation Information

Section 1 – Executive Summary

Creating the West Coast’s Largest Community Bank

In September 2013 we announced a proposed merger with Sterling Financial Corporation. We believe the Sterling merger was a unique strategic opportunity to enhance shareholder value through a transformative business combination. The merger offered the ability to create something unique in the financial services industry, an organization that offers the products and expertise of a large bank but delivers them with the personal service and commitment of a community bank.

Our decisions for 2014 compensation reflect:

• our belief that completion of the Sterling merger lays the foundation for significant strategic and financial benefits
•    the significant change in responsibilities for executive officers due to the increased size and scope of Umpqua Bank following the Sterling merger
•    the competitive landscape for, and increased regulatory burdens on, a $22 billion bank
•    our progress toward achieving the benefits of the acquisition
•    our successful 2013 financial results
Key strategic reasons for the acquisition included:
•    financially compelling:

•	expected to be at least 12% accretive to 2015 operating earnings per share with 100% of the targeted cost savings phased in

•	estimated return on average tangible common equity expected to materially increase over the two standalone companies

•	approximate 15% internal rate of return
•    strategically attractive:
•    complementary branch footprints offering market density and consolidation opportunity
•    increased presence in attractive Portland, San Francisco and Seattle metropolitan markets
•    expansion into attractive growth markets in Southern California
•    combined footprint growing faster than peer medians and national averages
•    low-risk, high-return opportunity:
•    significantly improved pro forma profitability
•    stable credit profiles at both institutions
•    strong executive teams with significant experience integrating mergers
•    meaningful cost synergies targeting 30% of Sterling’s core noninterest expense
On April 18, 2014, we completed the acquisition, which created the West Coast’s largest community bank with locations across Oregon, Washington, California, Idaho and Northern Nevada. As a result of the acquisition, we have more than doubled our assets, deposits and loans. Our market capitalization as of December 31, 2014, increased to $3.74 billion, from $1.95 billion pre-merger. Key accomplishments for 2014 included:
•    we remain on track to achieve the previously announced cost savings synergy target of $87.0 million
•    the Sterling merger has exceeded the 12% operating earnings per share accretion target
•    we completed the majority of store consolidations
•    we retained key members of executive management
•    we continue to focus on strengthening Umpqua Bank’s culture throughout integration activities

Compensation Program Highlights
Our say on pay resolution at last year’s annual meeting received a favorable vote from more than 97% of the shares voted and our 2014 compensation program retained the same key components as 2013 and included:

•	We established a 2014 operating earnings per share target based on completion of the Sterling merger and included a “circuit breaker” with no annual incentive paid if OEPS fell below $0.72

•	We revised our peer group to reflect the increased size of Umpqua Bank and scope of executive responsibilities as a result of the Sterling acquisition

•	We conditioned a portion of our 2014 equity grants and salary increases upon closing of the Sterling merger

•
Of our performance-based vesting awards, we continue to include a total shareholder return vesting condition with a “circuit breaker” and also made awards with financial metrics tied to achieving operating earnings per share accretion of 12% or greater

•	We continue to align CEO pay with shareholder returns—all short-term (annual) cash and long-term equity incentive awards to our CEO during 2014 were based on achieving objective performance targets

•
For our named executive officers, other than those who joined from Sterling, we allocated long-term equity incentive awards 80% to performance-based vesting awards and 20% to time-based vesting awards, to balance performance with retention

•	We continue to avoid incentive plans that promote excessive risk-taking

•	We do not provide for tax gross-ups except for occasional executive relocation expenses

•	We incorporate double-triggers into our employment agreements with change-in-control benefits

•	Company policy continues to prohibit purely personal use of the Company’s leased aircraft

•	We incorporated requirements into our equity-based compensation that dividends on unvested RSAs be paid only upon vesting

Financial Highlights
In 2014, the Company accomplished the following:

•	Full year 2014 operating earnings of $1.08 per diluted share, a 15% increase over 2013;

•	Total assets were $22.6 billion as of December 31, 2014, compared to $11.6 billion as of December 31, 2013;

•	Deposits increased to $16.9 billion at December 31, 2014, from $9.1 billion at December 31, 2013;

•	Gross loans and leases grew to $15.3 billion at December 31, 2014, from $7.7 billion at December 31, 2013;

•	Return on average assets (operating earnings basis) for 2014 improved to 1.06% from 0.92% in the prior year

•	Return on average tangible common equity (operating earnings basis) for 2014 improved to 12.62% from 10.6% in the prior year

•	Continued strong credit quality including a 3% reduction in net charge-offs year-over-year and;

•	Non-performing assets declined from 0.51% of total assets in 2013 to 0.43% of total assets in 2014;

•	Net interest margin of 4.73% for 2014, which represents an increase of 72 basis points over 2013;

•	Total risk-based capital of 15.20% and a Tier 1 common risk weighted ratio of 11.51% as of December 31, 2014; and

•	Declared dividends of $0.60 per share in 2014.

Other 2014 Umpqua Bank Highlights

•	Strategic Expansion:

o
Fully integrated the 2013 acquisition of Financial Pacific Leasing, Inc. (“FinPac”), a leader in the leasing of essential commercial equipment to small businesses throughout the United States and Canada.

o	Opened new flagship stores in Seattle and Bellingham, Washington.

•	Community Impact:

o
During 2014, 2,934 Umpqua Bank associates volunteered more than 53,454 hours to more than 2,200 nonprofit organizations through Umpqua Bank’s Connect Volunteer Network, a program that offers bank associates up to 40 hours of paid time off each calendar year to perform volunteer work.

o	Recognized as a leading corporate donor by the Portland Business Journal and Sacramento Business Journal.

o	Created the Umpqua Bank Charitable Foundation, initially funded with $10.0 million in April 2014.

•	Industry Recognition:

o	Ranked as the best Oregon-based bank and 16th best overall on Forbes magazine’s ranking of “America’s Best and Worst Banks” published in 2015.

o	Named most admired financial services company in Oregon by the Portland Business Journal for the tenth consecutive year.

o	For the eighth year in a row, named one of Fortune magazine’s “100 Best Companies to Work For” in 2014.

o	Recognized as one of the leading companies to work for by The Oregonian, Oregon Business Magazine, Puget Sound Business Journal and Sacramento Business Journal.

Summary of Compensation Decisions
The components of compensation and our compensation philosophy did not change from 2013 to 2014; we remain focused on meaningful performance-based compensation and competitive base salaries, with 100% of our CEO’s long-term and short-term (annual) incentives based on performance. Key decisions for 2014 compensation included:

•	We adjusted base salaries to reflect the increased executive responsibilities and size of the institution as a result of the Sterling merger:

o	Mr. Davis’s base salary, previously unchanged from its year-end 2010 level, increased to $950,000 effective with the closing of the Sterling acquisition

o
Mr. O’Haver and Mr. Farnsworth received salary increases effective January 1, 2014, and with the closing of the Sterling acquisition, designed to remain competitive with the Company’s post-merger peer group

o	Mr. Seibly and Mr. Eckhardt joined the Company with the Sterling acquisition, with each agreeing to a reduced base salary, in line with salaries for similar positions at Umpqua

•	The Company achieved operating earnings per share of $1.08 and met or exceeded the regulatory component of the 2014 annual incentive plans, which resulted in a 100% payout in each category

o	Overall, the annual incentive plan payouts to named executive officers ranged from 83.3% of target to 102% of target

•	We issued equity awards predominantly with performance-based vesting conditions in two phases—in January and in April effective with the closing of the Sterling merger:

o	Equity grants to Mr. Davis were 100% performance-based, with 55% of the grants tied to achieving merger-related earnings accretion targets

o	Equity grants to Messrs. O’Haver and Farnsworth were 80% performance based, with 50% of the grants tied to achieving merger-related earnings accretion targets

o
Messrs. Seibly and Eckhardt received equity grants in connection with their initial hire and settlement of their Sterling Change in Control Plan benefits, which grants vest on the second anniversary of the closing of the Sterling merger

In connection with the execution of the Sterling merger agreement, Umpqua entered into employment agreements with Messrs. Seibly and Eckhardt to encourage them to remain with Umpqua and to settle certain change in control benefits while providing a meaningful retention component. The employment agreements superseded and replaced any prior employment, retention, pre-existing change of control or other similar agreement with such individuals, including the Sterling Change in Control Plan.  Under the Sterling Change in Control Plan, if Messrs. Seibly and Eckhardt had not entered into new employment agreements with Umpqua and their employment terminated following the Sterling merger, they would have been entitled to receive lump-sum severance payments of $3,549,065 and $2,227,508, respectively. In settlement of Mr. Seibly’s benefits under the Sterling Change in Control Plan, Mr. Seibly received a cash payment immediately following the effective date of the merger of $2,129,439, and a retention award of restricted Umpqua common stock with a grant date value of $1,419,626 upon the effective date of the Sterling merger. In settlement of Mr. Eckhardt’s benefits under the Sterling Change in Control Plan, he received a cash payment immediately following the effective date of the merger of $1,336,505, and a retention award of restricted Umpqua common stock with a grant date value of $891,003 upon the effective date of the merger. The retention awards of restricted stock vest, subject to continued employment, upon the second anniversary of the effective date of the merger or upon any earlier termination of employment due to death, disability, termination without cause or termination for good reason (as such terms are defined in the employment agreement). Messrs. Seibly and Eckhardt are also eligible to receive retention bonuses of $452,000 and $320,000, respectively, if they remain employed through the second anniversary of the effective date of the merger.

Compensation Governance Features
Our Compensation Committee is comprised of independent directors and engages its own advisors and consultants and we have developed the following features of our executive compensation:

•	Annual incentive plans are tied to meaningful operating earnings per share targets;

•	Grants under performance based equity incentive plans generally are tied to relative total shareholder return;

•	A requirement that at least 50% of equity grants to executives be “performance-based”;

•	A compensation recoupment or clawback policy;

•	Stock ownership policy that requires minimum ownership as a multiple of annual base salary;

•	75% of net equity awards must be retained by the executive officer until retirement or separation;

•	No re-pricing of stock options or replacing underwater stock options without shareholder approval;

•	No income tax gross-ups (except for occasional executive relocation expenses); and

•	No hedging of Company stock or pledging of Company stock for non-recourse loans.

Section 2 – Performance and Pay

We have always maintained a strong pay for performance philosophy that links executive compensation to achieving the operating and financial goals set by the board. Our annual incentive plan goals differ from our long-term incentive goals. Our annual incentive plans are based primarily upon OEPS targets and our long term performance-based equity grants to executives are generally tied to relative total shareholder return (“TSR”). In 2014 we also tied long term equity compensation to achieving merger-related operating earnings per share accretion of 12% or greater. Operating earnings per share accretion means the amount by which the Company’s operating earnings per share for the year ending December 31, 2015 exceeds the Company’s estimate of operating earnings per share calculated in a manner to exclude the earnings impact of the business operations associated with Sterling for the year ending December 31, 2015, expressed as a percentage. Our OEPS targets are set by the Compensation Committee, whose members in early 2014, prior to the closing of the Sterling acquisition, also sat on the board’s Finance and Capital Committee. Our executives play a major role in achieving OEPS performance against those targets, but they have less direct influence over our stock price. We believe that increasing OEPS and deploying excess capital will, over time, result in an increase in the Company’s stock price. We believe that the market reaction to our Sterling acquisition, and continued growth, will ultimately result in enhanced value following successful completion of our consolidation activity and fully realizing cost savings.

Since 2010, the majority of our equity incentive grants to executives are tied to the Company’s TSR compared to the KBW Regional Bank Index (the “KRX”), an index of regional bank stocks compiled by Keefe, Bruyette and Woods, Inc., an investment bank focused on the financial services sector (“KBW”). The index is comprised of 50 regional bank stocks, including Umpqua and 18 of the 23 institutions included in the peer group developed by our Compensation Committee, ranging in size from $3.39 billion to $46.68 billion in assets as specified in each bank’s most recent public filing as of January 2, 2015. In this way, the equity component of executive compensation is directly linked to the returns realized by our shareholders, ensuring that our awards are not advantaged or penalized by general market conditions. Stock option awards granted in 2011 and restricted stock awards issued in 2012 with three-year TSR performance vesting conditions vested at 90.9% and 100%, respectively. In 2014, 100% of the equity grants to our CEO and 100% of his annual incentive plan were performance-based.

The following chart illustrates the connection between our CEO’s Realized Compensation, Realizable Compensation, and the Actual Value (defined below) of his compensation (not including the Change in Pension Value) and Umpqua’s TSR over the period from January 1, 2010 through December 31, 2014. The compensation values shown below do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables.

Realized Compensation includes salary, bonus, non-equity incentive compensation, and all other compensation, as reported in the Summary Compensation table. It also includes the value of options and awards recognized as disclosed in the Option Exercises and Stock Vested table. The Company believes Realized Compensation better measures compensation for the current annual period as compared to the Summary Compensation table which includes the accounting value of awards and options issued in the period, but which may or may not be realized in the future.

Realizable Compensation includes Realized Compensation and the unrealized value of outstanding in-the-money options and unvested stock awards based on the closing price of the Company stock at year-end. As the unrealized value may or may not be realized in the future, and may be realized in various future annual periods, the Company believes Value of Compensation is a better measure of compensation for an annual period.

Value of Compensation includes Realized Compensation and the change in the unrealized value of outstanding in-the-money options and stock awards used in the Realizable Compensation value during the year. The Company believes Value of Compensation provides the economic value of compensation to the executive for each period.

In the chart above, we exclude the amount of the Change in Pension Value included in the Summary Compensation Table because it represents the GAAP accrual for the CEO’s Supplemental Executive Retirement Plan (“SERP”) account, which was first established by contract entered into in 2003. The Compensation Committee cannot influence that accrual; the Committee considers the SERP benefit when reviewing the CEO’s overall compensation package and whether to exercise negative discretion.

In 2014, the Company achieved the following results, compared with prior periods:

Financial Metric	12/31/14	12/31/13	12/31/12
Operating earnings per diluted share	$1.08	$0.94	$0.93
Non-performing assets to total assets ratio	0.43%	0.51%	0.83%
Loans and leases at FYE (000’s)	$15,327,732	$7,728,166	$7,176,433
Deposits at FYE (000’s)	$16,892,099	$9,117,660	$9,379,275
Dividends declared per share	$0.60	$0.60	$0.34
Total risk based capital ratio	15.2%	14.7%	16.5%
Available liquidity to total assets ratio	34%	35%	37%

As we emerge from the recession, the Company’s focus has been on positioning for the long term. The following graph shows Umpqua’s total shareholder return compared with the KRX total return index over the past five years.

		Period Ending
Index	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14
Umpqua Holdings Corporation	100.00	92.32	95.73	93.72	156.92	144.37
KRX (KBW Regional Banking Index)	100.00	120.19	113.91	128.95	188.66	193.00

Section 3 – Compensation Process and Decisions for 2014

Roles and Responsibilities of the Compensation Committee
The Compensation Committee carries out the board’s overall responsibilities with respect to executive compensation, director compensation and review of the CEO’s performance with respect to his long-term and annual incentive plans. The board, as a whole, reviews the CEO’s performance with respect to the Company’s financial performance and strategic plan. The Committee also oversees administration of the Company’s employee benefit plans, including the Umpqua Bank 401(k) and Profit Sharing Plan, the Supplemental Retirement Plan and the Deferred Compensation Plan. All Committee members are required to meet the NASDAQ and SEC independence and experience requirements. The Committee must meet at least quarterly. In 2014, the Committee met seven times.

The Compensation Committee operates under a written charter, which is posted on our website at www.umpquaholdingscorp.com. The Committee annually reviews its charter and recommends changes to the full board. The Committee Chair sets the agenda and meeting calendar for the Committee. As authorized by its charter, the Committee routinely hires attorneys and independent consultants for advice on compensation matters.

Identification of Named Executive Officers
For 2014, our “named executive officers,” as defined in Item 402 of Regulation S-K, were:

Name	Title	Designation
Raymond P. Davis	President and Chief Executive Officer	Principal Executive Officer
Cort L. O’Haver	President Commercial Banking
J. Gregory Seibly	President Consumer Banking
Ronald L. Farnsworth	Executive Vice President/Chief Financial Officer	Principal Financial Officer
Ezra A. Eckhardt	Executive Vice President/Shared Services

Role of the Chief Executive Officer
CEO Davis is actively engaged in recommending the compensation of our other named executive officers. At the end of each fiscal year, he reviews with the Compensation Committee the performance of each executive officer and he recommends the level of base salary and incentive compensation as well as equity grants for the ensuing year of individual executive officers reporting to him, including the executive officers as defined by NASDAQ Rule 5605. The Committee reviews those recommendations and compares them with market information to ensure that executive compensation is competitive and that the CEO is exercising his discretion appropriately. The Committee reviews, and ratifies or approves, all components of the compensation for executive officers covered by NASDAQ Rule 5605, including salary, annual incentives, long-term incentive compensation and internal pay equity.

Our Executive Vice President/Associate Relations works with our CEO, our business unit executives, General Counsel and outside counsel and consultants to recommend and design the overall structure of the Company’s incentive and benefit plans.

Role of the Compensation Consultant/Evaluation of Independence
With respect to making compensation decisions, the Compensation Committee reviews information provided by recognized compensation consultants including survey or “benchmarking” data, peer group recommendations and plan design suggestions. The Committee uses this information to understand prevailing market practices and aggregate, as well as component, compensation packages provided by companies who are similar to Umpqua in size and scope. The Committee also considers Company performance, individual performance and internal pay equity when making compensation decisions.

As noted below, the Compensation Committee engaged Towers Watson, an independent consulting firm, to review and provide recommendations about components of our executive compensation program. The Committee received a letter from Towers Watson assessing that firm’s independence and the Committee made its own assessment of the independence of Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Committee.

Executive Compensation Philosophy
The Company has adopted the following written statement of its executive compensation philosophy, which is reviewed annually by the Compensation Committee:

Decisions regarding executives’ total compensation program design, as well as individual pay decisions, will be made in the context of this Executive Compensation Philosophy and our ability to pay, as defined by our financial success. Umpqua’s executive compensation is designed to recognize superior operating performance thereby maximizing shareholder value, and to attract, motivate and retain the high performing executive team critical to our Company’s success. Our executive compensation philosophy is simple: we pay competitive base salaries and we strongly reward performance.

Objectives – Umpqua Bank is committed to providing competitive, performance-based total compensation opportunities to our executives who collectively have the responsibility for making our Company successful. Within that context, our prime objectives are to:

•	Attract and retain highly qualified executives that portray our Company culture and values

•	Motivate executives to provide excellent leadership and achieve Company goals

•
Provide substantial performance-related incentive compensation that is aligned to our business strategy and directly tied to meeting specific business objectives, avoiding unnecessary and excessive risks that threaten the value of the Company

•	Strongly link the interests of executives to the value derived by our shareholders from owning Company stock

•	Connect the interests of our executives, our employees, and our shareholders

•	Be fair, ethical, transparent and accountable in setting and disclosing executive compensation.
Base Salary – Base pay opportunities should be fully competitive with other relevant organizations within the markets in which we compete. Individual salary determinations involve consideration of incumbent qualifications, behaviors, cultural adherence, and performance.
Short-Term Incentives – Consistent with competitive practices, executives should have a significant portion of their targeted annual total cash compensation at risk, contingent upon meeting Company profitability goals, regulatory goals and personal objectives.
Long-Term Incentives – Executives who are critical to our long-term success should participate in long-term incentive opportunities. At least 50% of equity awards should be “performance-based”, to link a significant portion of total compensation to shareholder value.
Executive Benefits – We offer benefit programs, such as health insurance, 401(k) plan, vacation, and life insurance, similar to the programs that are offered to our employees.

Plan Design and Objectives
The following table shows the characteristics of each type of compensation that we may pay:

Compensation Element	Fixed or At Risk	Annual or Long Term	Cash or Equity	Primary Purpose
Base Salary	Fixed	Annual	Cash	Provide fixed cash compensation based on experience, skills, responsibilities and competitive pay levels
Encourages Executive To
Annual Incentive	At Risk	Annual	Cash	Maximize operating earnings per share and achieve satisfactory regulatory examination ratings
Restricted Stock Award and Restricted Unit Award	At Risk	Long Term	Equity	Continue to work for the Company (time-vested) and generate a total shareholder return that exceeds a regional bank stock index (performance-vested)
Stock Option	At Risk	Long Term	Equity	Increase the market price of UMPQ shares (time and performance-vested) and generate total shareholder return that exceeds a regional bank stock index (performance-vested)
Stock Appreciation Rights (1)	At Risk	Long Term	Equity or Cash	Increase the stock price and enhance shareholder return
Performance Share Award (1)	At Risk	Long Term	Equity	Achieve certain performance milestones, increase the stock price, and enhance shareholder return
Performance Compensation Award (may include Annual Incentive) (1)	At Risk	Long Term or Short Term	Cash	Achieve certain performance milestones, increase the stock price, maximize operating earnings per share, achieve satisfactory regulatory examination ratings, and enhance shareholder return

(1)	Although these awards are available under the 2013 Plan, we have not, to date, issued any such awards.

The following table shows the ratio that each type of compensation bears to total compensation earned by the named executive officers in 2014. Cash compensation consists of base salary and earned annual incentives; equity compensation consists of the value of RSA, RSU and option awards, as calculated in the Summary Compensation Table.

Executive Officer	% of Total Compensation That Is		% of Total Compensation Paid in:
	Fixed	At Risk	Cash (1)	Equity (2)
Ray Davis (3)	26%	74%	54%	46%
Cort O’Haver	25%	75%	47%	53%
Greg Seibly	17%	83%	65%	35%
Ron Farnsworth	23%	77%	42%	58%
Ezra Eckhardt	19%	81%	64%	36%

(1)
Includes “all other compensation” from the Summary Compensation Table. For Messrs. Seibly and Eckhardt, “all other compensation” includes cash payments made in settlement of merger-related benefits under the Sterling Change in Control Plan.

(2)	For Messrs. Seibly and Eckhardt, includes the value of acceleration of vesting of Sterling-issued restricted stock in connection with the merger.
(3)    Excludes the change in pension value of the Davis SERP, which was implemented in 2003.

Base Salary
The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not follow a preset schedule or formula; however, the following are considered when determining appropriate salary levels and increases:

•	The individual’s current and sustained performance results and the methods utilized to achieve those results;

•
Non-financial performance indicators, to include strategic developments for which an executive has responsibility (such as product development, expansion of markets, increase in organic loan or deposit growth and acquisitions) and managerial performance (such as service quality, sales objectives and regulatory compliance);

•	The Company’s financial performance; and

•	Peer data and benchmarking reports.

Individual and Company Performance
A significant component of compensation is related to performance. We believe that an executive’s compensation should be tied to how well the executive’s team and the Company perform against both financial and non-financial goals and objectives. The board annually establishes the financial goals for the incentive compensation program. Non-financial goals include satisfactory performance on all internal and external regulatory exams and audits (for all executives) and achievement of the business unit financial goals developed through the budgeting process (for all but the CEO).

Short-Term and Long-Term Incentives
Incentive compensation balances short and long term performance. We try to focus all senior managers on achieving strong short-term or annual results in a manner that will ensure the Company’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, senior management is regularly provided with both annual and long-term incentives. Participation in long-term incentive programs increases with higher levels of responsibility, as employees in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

Annual Incentives
The purpose of annual incentive plans is to provide cash compensation on an annual basis that is at risk and contingent on the achievement of annual business and operating objectives, as well as personal goals and objectives.

The Compensation Committee and the board have selected operating earnings per share (“OEPS”) as the key annual financial performance measurement for the following reasons:

•	Earnings per share (“EPS”) is the single most important indicator of profitability, which measures earnings allocable to each outstanding share of common stock;

•	EPS aligns the interest of the executive officer with retail and institutional shareholders; and

•	OEPS attempts to “normalize” earnings by eliminating certain income and expense items as described below.

We use and publicly report OEPS as a non-GAAP financial measure because it is useful in understanding Umpqua’s financial performance. When calculating OEPS, we exclude the following income and expense items:

•
Gains or losses on our junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance;

•	Expenses that are related to the completion and integration of mergers and acquisitions;
Historically, when relevant, we have also excluded:

•	Goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios; and

•	One-time bargain purchase gains on certain FDIC-assisted acquisitions that are not reflective of Umpqua’s on-going earnings power.

All of these items are excluded net of their tax impact. We calculate operating earnings (loss) per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share. See the following section in our Form 10-K for a reconciliation of the non-GAAP OEPS calculation to GAAP earnings per share: Part II, Item 7, Reconciliation of Net Earnings Available to Common Shareholders to Operating Earnings.

The board believes that regulatory compliance is critical to the success of the Company and, accordingly, allocates 20% of the target annual incentive to maintaining satisfactory or better regulatory compliance, which is an objective standard. However, pursuant to 12 CFR § 350.9, we are prohibited from disclosing all or any portion of an examination report and from making any representations about such a report, so we do not disclose our regulatory targets or our performance against those targets.

At the beginning of each year, we adopt an annual incentive plan that provides for cash incentive compensation to be awarded to the Chief Executive Officer and our other named executive officers upon achievement of the Company’s operating earnings and regulatory goals set by the board for the CEO and the other named executive officers, and the individual budgeted business unit profitability and/or expense control objectives established for the other named executive officers.

Each executive is assigned a target incentive, which is a percentage of base salary. The overall target incentive is set annually by the Compensation Committee based on market comparables for similar positions, total compensation and internal groupings of executives. The Committee also assigns a maximum incentive above the target incentive. Achievement of the target incentive is based on the success of the Company and the individual executive in certain performance areas, as more particularly discussed in the section titled 2014 Executive Compensation Decisions.

The annual incentive plan for each named executive officer also includes a “negative discretion” component that allows the Compensation Committee to consider significant one-time events that might affect, for example, earnings per share, and reduce the award that would otherwise be suggested by rigid computation of the formula in the plan.

The annual incentive plans of all named executive officers require the executive to repay to the Company any incentives awarded based on earnings per share for a particular period if it is later determined that the earnings per share were materially inaccurate. This plan provision, often called a “clawback,” was first implemented in 2007 and the provision has never been triggered. Since 2009, “clawback” provisions have been incorporated in the annual incentive compensation plans of all Company managers.

Other Annual Compensation - Benefits and Perquisites
We provide benefit programs to executive officers and to other employees. The following table identifies the benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Named Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	•	•	•
Group Medical/Dental/Vision	•	•	•
Group Life and Disability	•	•	•
Annual Manager Incentive Plan	•	•
Severance	•	•	•
Change in Control	•	•
Supplemental Retirement	•	•
Supplemental Executive Retirement (1)	•
Deferred Compensation Plan (2)	•	•

(1)	Mr. Davis is the only employee with a Supplemental Executive Retirement Plan, which was implemented in 2003.

(2)
In connection with the acquisition of other financial institutions, the Company has assumed deferred compensation plans that benefit other past and present employees. In 2008, the Company adopted a non-qualified deferred compensation plan that allows eligible officers to make payroll deferrals to a deferred compensation account and to elect a deferred distribution date.

The Company provides modest perquisites to the named executive officers. The perquisites we offer are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some perquisites are intended to serve an Umpqua business purpose, but it is understood that some may be used for personal reasons as well. Our payment of perquisites is disclosed in the Summary Compensation Table and they are itemized in the related supplemental table.

Umpqua has adopted a policy that governs use of the aircraft leased by the Company. That policy generally provides that the CEO or CFO must approve any use of this aircraft and it prohibits any purely personal use, regardless of whether the officer reimburses the Company for that use. If the officer is accompanied on a business trip by a spouse or other guest, the officer must reimburse the Company for the spouse or guest’s use of the aircraft in accordance with the Standard Industry Fare Level formula. If the officer’s spouse accompanies the officer on the aircraft for the purpose of participating in business functions, that use is not deemed to be personal use.

Long-Term Incentive Compensation
Under the 2013 Plan, the Company may award the following forms of long-term incentives to executives: stock options, stock appreciation rights (“SARs”), restricted share awards (“RSAs”), restricted stock units (“RSUs”), performance share awards, and performance compensation awards. In 2011, the Compensation Committee determined that the primary goal for all performance-based equity grants should be total shareholder return compared to the KRX total return index. The Committee also decided that annual incentive plans should focus on operating earnings per share and long-term equity incentives should be focused on total shareholder return. In 2012, the Committee determined that, as a retention device that is not tied to our performance-based conditions that are outside of the direct control of the officer, executive officers other than the CEO should receive 40% of their equity grants as time vested RSAs and 60% as performance-based RSAs. The Committee also determined that, based on market information and advice from its compensation consultant, the equity grants to the CEO should be approximately equal in value to his base salary, which totaled 55,000 shares for 2014. 100% of the equity grants made in 2014 to the CEO were performance-based. In 2014, due to the unique and potentially transformative business combination that management was working to complete, the Committee also issued performance-based equity grants conditioned upon the successful completion of the Sterling merger and tied to merger-related operating earnings per share accretion targets.

•
Stock Options. The purpose of stock options is to provide equity compensation with value directly related to an increase in the Company’s stock price. Stock options provide executives a vehicle (subject to vesting requirements) to increase equity ownership and share in the appreciation of the value of Company stock and also help retain the individuals to whom they are granted. The Company has issued stock options over the years, but no stock options were issued to named executive officers in 2014.

•
Restricted Share Awards and Restricted Stock Units. RSAs and RSUs are awarded subject to vesting requirements and, in some cases, subject to the Company achieving predetermined financial goals. Time-vested RSAs and RSUs serve to help retain key executive talent, as well as attract and retain non-executive employees who make a significant contribution to the Company. Performance-based RSAs and RSUs provide an incentive to increase the Company’s stock price and return capital to shareholders. In January 2014, we issued RSAs under the 2013 Plan to then-serving named executive officers and in April 2014 we issued additional RSAs to those officers related to the Sterling merger. Messrs. Seibly and Eckhardt, in connection with the settlement of their Sterling Change in Control Plan benefit and for retention purposes, received RSAs under the 2013 Plan. The Company made no RSU awards during 2014.

The January 2014 performance-based RSAs to executive officers were subject to the following vesting condition based on the Company’s TSR compared to the KRX total return (KRXTR) index:

Umpqua’s TSR Performance Compared to the KRXTR	Vesting Percentage
Lower than 60%	0%
60%	25%
between 60% and 100%	**
100% (Umpqua’s TSR Performance equals or exceeds the KRXTR Performance)	100%
Above 100%	***

** When TSR Performance is between 60% and 100%, the results are interpolated on a straight-line basis to determine the applicable vesting percentage. For example, 80% TSR Performance represents the midpoint of TSR Performance and would result in the midpoint of the Vesting Percentage, or 62.5%.
*** When TSR Performance is between 100% and 125%, the applicable Vesting Percentage shall be equal to the TSR Performance. If TSR Performance exceeds 125%, the Vesting Percentage is 125%. In no event do the total vested shares exceed 125% of the target award.

Vesting under the April 2014 performance-based RSAs to Messrs. Davis, O’Haver and Farnsworth is conditioned upon the achievement of operating earnings per share accretion of 12% or greater. Operating earnings per share accretion means the amount by which the Company’s operating earnings per share for the year ending December 31, 2015 exceeds the Company’s estimate of operating earnings per share calculated in a manner to exclude the earnings impact of the business operations associated with Sterling for the year ending December 31, 2015, expressed as a percentage.
Our deferred vesting schedules are designed to motivate executive officers and more perfectly align the interests of our executive officers and our shareholders. Over the 3-year period of the 2012 performance-based RSA grants, Umpqua’s TSR performance compared to that of KRXTR was 95.1% resulting in a 90.9% payout of that grant.

The mix of equity awards made in 2014 is shown in the following table:

Name	Time Vested RSAs	Performance Vested RSAs
Davis	0%	100%
O’Haver	20%	80%
Seibly	100%	0%
Farnsworth	20%	80%
Eckhardt	100%	0%

Messrs. Seibly and Eckhardt received RSAs in connection with the settlement of their benefits under the Sterling Change in Control Plan, with time-based vesting on the second anniversary of the closing of the Sterling merger. These were one-time awards and the Committee intends to issue any future awards to Messrs. Seibly and Eckhardt in a form and manner consistent with our long-term incentive compensation program and awards made to other executive officers.

Performance Compensation Awards. Our annual incentive plan awards are settled in cash and are subject to certain performance‑based vesting criteria and are designed to comply with the requirements for “qualified performance-based compensation” under Section 162(m) the Internal Revenue Code (the “Code”). Such awards promote the achievement of specified business financial goals and increased shareholder value and at the same time may assist the Company in recruiting and retaining key executive talent. Beginning in 2014, we made annual incentive plan awards to the named executive officers under the 2013 Plan.

Stock Ownership and Retention Policies
We believe that key executives should have a significant stake in the performance of the Company’s stock, to align their decisions with creating shareholder value and to minimize negative market perceptions caused by excessive insider sales of Company shares. Our Statement of Governance Principles (posted on our website) requires directors and executive officers to accumulate a meaningful position in Company shares. Our stock ownership requirement for outside directors and executive officers is tied to a multiple of base salary for the executive officers and a multiple of director compensation for directors, as noted below:

Position	Minimum Ownership (multiple of annual base salary)
CEO	4.0
President	2.0
Other EVPs	1.5
Directors	Minimum Ownership (multiple of annual director compensation)
Outside Director	4.0

Under this policy, share ownership is determined from the totals on Table 1 of SEC Form 4, which includes unvested RSAs and shares in which beneficial ownership is disclaimed, but excludes outstanding stock options. Compliance with share ownership guidelines is reviewed annually by the Governance Committee. This minimum ownership must be achieved within five years after the officer or director takes office. As of December 31, 2014, all directors and executive officers satisfied these requirements.

In addition, named executive officers must retain a substantial portion of the equity awards granted by the Company. A named executive officer must retain 75% of the following net awards until the officer retires:

•	Gains from option exercises (shares remaining after payment of the exercise price and taxes);

•	Vested restricted stock awards (net of tax withholdings); and

•	Shares issued in payment of LTIP restricted stock units (net of tax withholdings).

Exceptions to this holding requirement may be granted only by the Compensation Committee based upon bona fide personal financial need or family hardship, including divorce or death of a spouse. No exceptions were requested nor granted in 2014.

Directors and executive officers may sell no more than 15,000 shares per calendar year, unless he or she obtains authorization in a hardship situation from the Compensation Committee. In addition to this cap, a director or officer may sell shares to cover the exercise price and estimated taxes associated with an option exercise or RSA vesting. Our policy also prohibits directors and executives from engaging in transactions in which they may profit from short term speculative swings in the market value of Umpqua stock. These prohibited transactions include “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future); “short sales against the box” (selling owned, but not delivered securities); “put” and “call” options (publicly available rights to sell or buy Umpqua shares at a specific price within a specified period of time); and derivative transactions, such as non-recourse loans secured by Company stock.
In 2014, the named executive officers, as a group, acquired 199,116 shares of Company stock through vesting of restricted share or unit grants and sold or disposed of 85,067 shares to pay taxes in connection with vesting. The group, as a whole, also exercised 71,000 stock options as a “net” exercise, surrendering 56,215 shares to cover the cost of the exercise price and the taxes in connection with the exercise.
Equity Compensation Plan Practices
In general, we issue long-term equity incentives to our named executive officers at the following times: (i) upon initial employment with the Company; (ii) in the first quarter of each year, in connection with establishing their long-term incentive compensation package for that year; and (iii) in connection with a significant advancement or promotion or a significant change in compensation arrangements.

We only issue stock options with a grant date when the trading window is open for Section 16 reporters. This way, the stock price at the time of the grant can be reasonably expected to fairly represent the market’s view of our results and prospects. We have never re-priced or back-dated options granted under any of Umpqua’s equity compensation plans. See tables titled Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End.

As noted above, we have adopted stock ownership guidelines and a “hold to retirement” policy that severely restrict the ability of our named executive officers to turn equity grants into cash. However, these restrictions are not reflected in the FASB ASC 718 values attached to those grants.

Severance and Change in Control
We believe that severance protection, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers in the financial services industry. Accordingly, we provide such protection for all of our named executive officers under their respective employment agreements. For executives other than Mr. Davis, we have two levels of severance benefit, defined by the number of months of base pay provided (six or nine months) and two levels of change in control benefits also defined by the number of months of base pay and prior year incentive provided (12 or 24 months and 100% or 200% of prior year incentive). Our CEO recommends to the Compensation Committee the level of benefit to be provided to an executive, and the Committee considers that recommendation and makes a final decision. The financial services industry is in a period of consolidation that we expect will continue for the foreseeable future. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competition.

The occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the senior executive level. We believe that change in control benefits eliminate or at least reduce any reluctance of executive officers to actively pursue potential change in control transactions that may be in the best interest of shareholders. All of our change in control provisions are “double trigger,” such that the benefit is paid only if there is both a change in control transaction and a qualifying termination of employment. In order to encourage executive officers to remain employed with the Company during this important time, we provide named executive officers with variable levels of an enhanced severance benefit if their employment is terminated without cause or in connection with a change in control. If the executive continues to work for the acquiring company for more than 12 months after the change in control transaction, the executive receives a reduced retention benefit in lieu of a change in control benefit. As a condition to receiving these severance benefits, the executive must agree not to compete with the Company, or its successor, and not to solicit customers or employees for a certain period following separation. See table titled Potential Payments Upon Termination or Change in Control.

2014 Executive Compensation Decisions
2014 Base Salary and Annual Incentive Targets Named Executive Officers
In 2013, the Compensation Committee independently engaged Towers Watson to provide analysis of our peer group and recommend possible adjustments, and to provide a benchmarking report for CEO Davis and the other named executive officers. Except for executive compensation program review, recommendations and benchmarking services, neither Towers Watson nor any of its affiliates provided services to Umpqua or its affiliates during 2013 or 2014. In 2013, after the announcement of the Sterling merger, Towers Watson recommended and reviewed a peer group of 23 regional banks with assets between 0.5x and 2.0X Umpqua’s projected post-merger assets of $22.0 billion. The median assets size bank in the new peer group was $22.0 billion and median market capitalization $3.2 billion, reflecting our projected size after the Sterling merger. Towers Watson also provided information about the peers’ revenue, operating income, net income, earnings per share growth and one-year TSR. The Committee considered input from Towers Watson and from management in determining appropriate peers and came to its own conclusion as to the companies to be included. The Compensation Committee also noted the significant overlap between the recommended peer group and the peer group used by ISS (Institutional Shareholder Services).

The peer group companies recommended by Towers Watson and selected by the Compensation Committee were:

Company Name	Ticker	Company Name	Ticker
Associated Banc-Corp	ASBC	Hancock Holding Company	HBHC
BOK Financial Corporation	BOKF	Popular, Inc.	BPOP
City National Corporation	CYN	Prosperity Bancshares, Inc.	PRSP
Commerce Bancshares, Inc.	CBSH	Signature Bank	SBNY
Cullen/Frost Bankers, Inc.	CFR	Susquehanna Bancshares, Inc.	SUSQ
East West Bancorp, Inc.	EWBC	SVB Financial Group	SIVB
First Citizens BancShares, Inc. (TN)	FIZN	Synovus Financial Corp.	SNV
First Horizon National Corporation	FHN	TCF Financial Corporation	TCB
First Niagara Financial Group, Inc.	FNFG	UMB Financial Corporation	UMBF
First Republic Bank	FRC	Valley National Bancorp	VLY
FirstMerit Corporation	FMER	Webster Financial Corporation	WBS
Fulton Financial Corporation	FULT

In setting 2014 base salaries and incentive targets, the Compensation Committee and management referred to and considered the data and recommendations contained in the executive benchmarking report using the new peer group provided by Towers Watson. Management prepared a proforma summary compensation table, which was used by the Committee as comparative tally sheets for review of named executive officer compensation.

In December 2013 and January 2014, Mr. Davis met with the Compensation Committee to review his recommendations for the other named executive officers, based on his evaluation of their performance and review of the Towers Watson compensation data. The Compensation Committee approved the following base salaries and incentive targets for the named executive officers in 2014.

	January 2014 Base Salary	% Increase over 2013	Target Incentive	% Increase over 2013	Target Incentive as a % of Base Salary	Target Cash Compensation (Base plus Incentive)
Davis	$815,000	0%	$815,000	0.0%	100.0%	$1,630,000
O'Haver	$500,000	11.1%	$375,000	11.1%	75.0%	$875,000
Farnsworth	$350,000	12.9%	$262,500	12.9%	75.0%	$612,500

The Compensation Committee also approved the following changes effective with the merger:

	Post-Merger 2014 Base Salary	% Increase (Decrease) over 2013	Target Incentive	% Increase (Decrease)over 2013	Target Incentive as a % of Base Salary	Target Cash Compensation (Base plus Incentive)
Davis	$950,000	16.7%	$950,000	16.7%	100.0%	$1,900,000
O'Haver	565,000	25.6%	$480,250	42.2%	85.0%	$1,045,250
Farnsworth	410,000	32.3%	$287,000	23.4%	70.0%	$697,000

The Company negotiated terms of employment with Messrs. Seibly and Eckhardt in connection with the Sterling merger, and offered employment contracts with the following base salaries and incentive targets:

	2014 Base Salary	Target Incentive	Target Incentive as a % of Base Salary	Target Cash Compensation (Base plus Incentive)
Seibly	$565,000	$480,250	85.0%	$1,045,250
Eckhardt	$400,000	$240,000	60.0%	$640,000

Pursuant to the terms of their respective employment agreements, Mr. Seibly’s and Eckhardt’s target incentives would be pro-rated for 2014 based on months of service.

2014 Incentive Compensation Earned by the Named Executive Officers
The Compensation Committee considered a variety of possible performance areas and determined that the following performance categories would focus the named executive officers on objectives that would benefit the Company and its shareholders:

•	corporate financial targets-measured by operating earnings per share-fully diluted;

•	regulatory and compliance goals; and

•	business unit budgeted profitability and/or expense goals (for all except Mr. Davis).

Beginning January 2012, the Compensation Committee removed all subjective elements to the annual incentive plans, to eliminate any perception that it was exercising or could exercise positive discretion with respect to any named executive officer’s annual incentive plan. Therefore, the subjective leadership goal was eliminated for CEO Davis and the subjective “personal” goals were eliminated for the other named executive officers, leaving only objectively measurable components for the annual incentive plans.

OEPS targets are set by the board based upon the Finance and Capital Committee’s recommendation. In 2013, and prior to the Sterling merger in 2014, all members of the Compensation Committee were also members of the Finance and Capital Committee, so they understood the Company’s budgeting process, and financial performance at the enterprise level and at the primary business unit level, and used this information when reviewing and approving incentive payouts to our named executive officers. The Company does not offer guidance on our OEPS, earnings per share or growth rate targets, and we regard these internal targets as confidential. However, we provide the Company-wide OEPS target on a retrospective basis. The OEPS target for 100% payout of the financial component is achievable, but requires year-over-year increases in value. The maximum percentage payout ranges for 2014 ranged from 0% to 125% of base salary.

Historically, our OEPS targets have not been easy to achieve. We failed to meet the minimum target in 2007, 2008 and 2009 and there was no payout of the financial component those years. In 2010, there was a 25% payout of the financial component. The following table compares actual results against target OEPS and shows the percentage payment of the corporate financial target incentive for the years 2011-2014:

Year	OEPS for 80% payout	OEPS for 100% payout	Reported OEPS (fully diluted)	Percentage Payout of OEPS Component
2011	$0.60-$0.70	$0.71-$0.90	$0.66	80%
2012	$0.66-$0.76	$0.77-$0.86	$0.93	125%
2013	$0.85-$0.95	$0.96-$1.06	$0.94	80%
2014	$0.92-$1.019	$1.02-$1.119	$1.08	100%

The achievement of compliance and regulatory goals, as measured by ratings achieved in regulatory examinations and internal audit and compliance reviews are objective standards, as are the budgeted income and expense goals for the business units that are within the jurisdiction of the other named executive officers. These objective standards are consistent with the 2013 Plan and comprise 100% of Mr. Davis’s target incentive and 100% of the target incentive of the other named executive officers.

In January 2015, the Compensation Committee reviewed 2014 OEPS, regulatory and budget to actual results against the incentive plans for each of the named executive officers. The Committee determined that the Company’s actual OEPS for 2014 met the target range for 100% payout of the financial component. The Committee also determined that a 100% payout of the regulatory/compliance component was warranted. In determining whether to exercise negative discretion with respect to any named executive officer, the Committee considered the Company’s achievements for 2014, as outlined in the Executive Summary, above, and the progress made toward the strategic goals set by the board under the five-year plan. The Committee found no reason to exercise negative discretion with regard to the CEO’s incentive payout and set that payout at $950,000, which is 100% of his target incentive.

The Compensation Committee also reviewed the objective components of the annual incentives for the other named executive officers. In determining whether to exercise negative discretion with respect to any of those officers, CEO Davis presented his evaluation of the performance of each of the other named executive officers and recommended the 2014 annual cash incentives to be paid to each executive officer. The Committee places significant weight on Mr. Davis’s incentive award recommendations, but the Committee independently reviewed and approved those recommendations. Achievement of performance targets in each of the other areas varied and incentive payouts for the other executive officers ranged from 83.3% to 102% of the targeted incentive.

The 2014 incentive compensation awarded to each named executive officer, itemized by category, is as follows:

Name	Financial Performance OEPS	% *	Regulatory	% *	Business Unit Financial**	% *	Total Paid	Target	Total as a % of Target
Davis	$760,000	80	$190,000	20	N/A	0	$950,000	$950,000	100%
O’Haver	$288,150	60	$96,050	20	$71,800	20	$456,000	$480,250	95%
Seibly***	$216,112	60	$48,000	20	$35,888	20	$300,000	$360,188	83%
Farnsworth	$172,200	60	$57,400	20	$63,400	20	$293,000	$287,000	102%
Eckhardt***	$108,000	60	$24,000	20	$38,000	20	$170,000	$180,000	94%

*	This figure represents the percentage of the total target incentive that is allocated to each performance category shown in the column to the left.

**
For all named executive officers except the CEO, this figure is their respective business unit profitability or expense control goal. Each business unit has budget goals for revenue and expenses that roll up into the Company’s consolidated budget and each business unit’s performance is measured against those budget goals.

*** The target amounts for, and the amounts paid to, Messrs. Seibly and Eckhardt are pro-rated based on 9 months of service.

2014 Long Term Incentive Compensation
In January 2014, the Compensation Committee approved an award of 55,000 performance-based RSAs to Mr. Davis. The Committee determined that the aggregate equity awards to Mr. Davis should be valued at not less than his base salary. To provide a mix of performance awards for shareholder alignment and time vested awards for retention purposes, Messrs. O’Haver and Farnsworth received awards in January 2014 that were allocated 60% to performance-based vesting and 40% to time vesting. These grants are described in the Grants of Plan Based Awards table. All of the performance-vested shares condition vesting on the Company’s TSR performance compared to the KRX total return index. In addition to the January 2014 grants, the Committee approved awards of performance-based grants to be made upon completion of the Sterling merger and tied to the accomplishment of merger-related earnings accretion metrics. The performance vesting conditions are the same for all named executive officers. See Restricted Share Awards, above.

Internal Pay Equity
In January 2014, the Compensation Committee considered internal pay equity when it reviewed the total compensation paid to the CEO, as compared to the other named executive officers and the CEO’s other direct reports. The Committee considers total direct compensation, but not the Davis SERP, when reviewing internal pay equity because the benefit under the SERP was capped in 2007. Based on its review, the Committee was satisfied that the comparative relationship between the compensation of the CEO and Umpqua’s other named executives is appropriate.

Section 4 – Other Compensation Information

Role of Tax and Regulatory Requirements
Under Section 162(m) of the Code, the Company is generally prohibited from deducting for federal income tax purposes employee compensation that would otherwise be deductible to the extent that the compensation exceeds $1 million for any covered employee in any fiscal year. However, compensation that is performance-based, as defined in the Code, is not subject to the deductibility limits. The board’s goal is for all compensation paid by the Company to be fully deductible for federal income tax purposes.
The employment agreements with our named executive officers provide that if the severance and change in control benefits payable to the executive would constitute an “excess parachute payment” as defined in Section 280G of the Code, such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments being subject to the excise tax imposed by Section 409A of the Code.

Those agreements also provide that if the benefits are subject to Section 409A of the Code and the executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the benefit shall be delayed for six months following the executive’s termination of employment.

The agreements with our named executive officers also provide that Umpqua shall not pay any benefit to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”), as the same may be amended from time to time.

Review of Risk Associated With Compensation Plans
The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company's success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm company value or reward poor judgment by our executives.

Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company's variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results.

Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, reasonable loan growth, deposit growth, sound investment advice, superior customer service, sound operations and compliance, sustainable culture, and leadership excellence.

Incentive plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payment of the plan, including adjustments that may only become apparent upon an after the fact review. In addition, some incentive plans may have specific and defined holdbacks and modifiers enabling adjustments at the time of payout.

Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and those plans that could have the greatest negative impact on the Company's safety and soundness, such as plans for Commercial,

Mortgage and Umpqua Investments. The more risk associated with the incentive plan the more review and approval hurdles must be crossed before payment is made.

In January 2014, the Compensation Committee met with executive officers of the Company to review the incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

When evaluating risk, the Compensation Committee noted that OEPS, which are based directly on audited numbers, are the primary financial component of annual incentive compensation. In this environment, credit costs and the net interest margin are the primary drivers of OEPS. The Committee and the board, as a whole, receive regular reports about OEPS and the steps taken by management to address credit costs, deposit prices and loan yields. The importance of OEPS and the degree of oversight devoted to OEPS are strong risk controls.

In addition, the Company has adopted compensation practices, as discussed in this proxy statement that discourage excessive or unnecessary risk-taking, such as:

•	prohibiting the re-pricing of stock options;

•	requiring executives to acquire and hold substantial ownership positions in company stock;

•	implementing “clawback” provisions in annual incentive plans; and

•	adopting a “hold to retirement” policy with respect to 75% of the net gains from equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Based on the foregoing review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2014.

Submitted by the Compensation Committee:
Luis F. Machuca (Chair)
James S. Greene (Vice Chair)
Robert C. Donegan
Maria M. Pope
Bryan L. Timm

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation awarded to, paid to or earned by the named executive officers for the fiscal year ended December 31, 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Davis, Raymond P. President/Chief Executive Officer (4)	2014	$910,625	$0	$1,702,301	$0	$950,000	$412,124	$55,760	$4,030,810
	2013	$815,000	$0	$691,200	$0	$684,600	$641,786	$156,371	$2,988,957
	2012	$815,000	$0	$662,600	$0	$978,000	$707,449	$90,459	$3,253,508
O'Haver, Cort L. President –Commercial Banking (5)	2014	$546,042	$0	$1,213,940	$0	$456,000	$0	$27,468	$2,243,450
	2013	$409,167	$0	$301,900	$0	$250,800	$0	$56,463	$1,018,330
	2012	$380,000	$0	$293,350	$0	$322,050	$0	$39,252	$1,034,652
Seibly, J. Gregory President –Consumer Banking (6)	2014	$400,436	$0	$1,629,808	$0	$300,000	$0	$2,291,028	$4,621,272

Farnsworth, Ronald L. EVP/Chief Financial Officer (7)	2014	$392,500	$0	$1,040,520	$0	$293,000	$0	$21,543	$1,747,563
	2013	$310,000	$0	$301,900	$0	$204,600	$0	$54,750	$871,250
	2012	$310,000	$0	$293,350	$0	$271,400	$0	$40,494	$915,244
Eckhardt, Ezra A. EVP/Shared Services (8)	2014	$282,974	$0	$1,003,210	$0	$170,000	$0	$1,338,874	$2,795,059

(1)
The amounts shown in columns (e) and (f) represent the fair value of stock and option awards issued during the year(s) shown. The assumptions made in calculating these values are disclosed in the Notes to our Consolidated Financial Statements included in our annual report on Form 10-K. For Messrs. Seibly ($210,177) and Eckhardt ($112,191), the amounts include the value of acceleration of vesting of restricted stock units (originally issued by Sterling Financial Corporation in March 2012) upon the closing of the Sterling merger.

(2)
The amounts shown in column (g) were earned in the year(s) noted and awarded under the Company’s annual incentive plans, but paid the following year. For Messrs. Seibly and Eckhardt, the amounts shown have been pro-rated based on commencement of employment in April 2014.

(3)
The table below itemizes the amounts shown in column (i), All Other Compensation, for 2014. For Messrs. Seibly and Eckhardt the amounts include cash payments made by the Company, as successor to Sterling Financial Corporation, in settlement of benefits under the Sterling Financial Corporation Change in Control Plan. For Messrs. Davis, O’Haver and Farnsworth, amounts in 2012 and 2013 include dividends on equity awards, which had been factored into the grant date fair value.

(4)	In April 2014, Mr. Davis’s annual base salary increased to $950,000.

(5)	In April 2014, Mr. O’Haver’s annual base salary increased to $565,000.

(6)	Mr. Seibly’s annual base salary was set at $565,000 upon commencement of employment with the Company effective with the closing of the Sterling merger on April 18, 2014.

(7)	In April 2014, Mr. Farnsworth’s annual base salary increased to $410,000.

(8)	Mr. Eckhardt’s annual base salary was set at $400,000 upon commencement of employment with the Company effective with the closing of the Sterling merger on April 18, 2014.

All Other Compensation

Name	Annual Paid Parking	Annual Dues and Club Memberships	Supplemental Retirement Plan (i)	Match Contribution to 401(k)	Relocation Expenses	Payment in settlement of Sterling Change in Control Benefit	Total
Davis, R.	$2,700	$3,560	$41,700	$7,800	-	-	$55,760
O’Haver, C.	$2,700	-	$16,968	$7,800	-	-	$27,468
Seibly, J.	$1,575	$9,144	$4,213	$2,750	$143,907	$2,129,439	$2,291,028
Farnsworth, R.	$2,700	-	$11,043	$7,800	-	-	$21,543
Eckhardt, E.	$1,680	-	$689	-	-	$1,336,505	$1,338,874

(i)	Amount contributed by Company in 2014 to the executive’s account under the Supplemental Retirement Plan.

Compensation Agreements
Employment Agreement with Mr. Davis
Our agreement with Mr. Davis, effective July 1, 2003, provides for his employment as President and Chief Executive Officer. It has no specific term and we may terminate his employment at any time for any reason or for no reason at all. However, if we terminate his employment without cause or if he leaves our employ for good reason, as defined in that agreement, he is entitled to a severance benefit equal to twice his base salary just prior to termination and twice his incentive received the prior year. Should Mr. Davis’s employment terminate as a result of a change in control, his employment agreement provides for payment of a severance benefit equal to three years base salary and three times the incentive that he was targeted to receive that year, payable over 36 months. In addition, the Company, or its successor, would be obligated to pay health and welfare benefits for three years following termination, immediately vest all unvested stock options and provide an additional credit to his supplemental executive retirement plan.

Retirement Plan for Mr. Davis
The Company has a Supplemental Executive Retirement Plan with Mr. Davis dated July 1, 2003, which was amended and restated effective January 1, 2007 (the “Davis SERP”) to provide for a fixed schedule of retirement benefits to be paid to him when he retires. Prior to the 2007 restatement, Mr. Davis’s SERP benefit was a percentage of his highest three years of compensation in the final five years of his employment and there was no upper limit on that SERP benefit. In addition, since it is a retirement plan, the benefits are payable to him as they are vested, without regard to the performance of the Company or the returns enjoyed by shareholders. In 2007, the Committee felt that under the SERP, as it was then structured, too much of the CEO’s long term incentive compensation was tied to this retirement plan. The rapid growth of the Company had greatly increased the benefit under this SERP and that growth was expected to continue. As restated in 2007, the Davis SERP benefit cannot exceed $850,000 per year.

Effective April 16, 2008, the Company amended and restated the Davis SERP to eliminate the cutback (vesting) in the retirement benefits Mr. Davis would receive if he were to terminate his employment “without good reason” or be terminated by the Company “without cause.” He has attained age 62 and is now entitled to receive a retirement benefit that is actuarially determined based upon the amount of the “Account” (the amount the Company has accrued at the time of his termination) without any cutback. In the event of his death while in the employ of the Company, his estate or designated beneficiary is entitled to receive payments under the SERP as if he had elected to retire the day prior to his death. See the table titled Annual Benefit Payable Under Davis SERP.

Employment Agreements with Other Named Executive Officers
The named executive officers other than Mr. Davis have Employment Agreements with the Company that provide the following benefits:

Name	Expiration Date (1)	Severance Benefit (2)	Change in Control (3)	CIC Retention Benefit (4)
O’Haver, Cort	12/31/2019	9 mo.	24 mo. + 200%	12 mo. + 100%
Seibly, J. Gregory(5)	4/18/2016	9 mo.	N/A	N/A
Farnsworth, Ron	12/31/2018	9 mo.	24 mo. + 200%	12 mo. + 100%
Eckhardt, Ezra(6)	4/18/2016	9 mo.	N/A	N/A

(1)	There is no specific term of employment and each agreement is terminable by the Company or the executive at any time, with or without cause.

(2)
Calculated as the greater of: (i) the number of months of current base salary at the time of termination; or (ii) two weeks for every year of employment, payable over that same number of months. The severance benefit is payable if the executive is terminated “without cause” or if the executive leaves for “good reason,” as defined in the agreement.

(3)
Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive’s incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid. This change in control benefit is payable only if the executive’s employment is terminated within 12 months after the change in control transaction and it is paid in lieu of a severance benefit.

(4)
Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive’s incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid. This benefit is payable 12 months following a change in control if the executive remains employed for at least 12 months after the change in control transaction and it is paid in lieu of a severance or change in control benefit.

(5)
The Company entered into an employment agreement with Mr. Seibly effective as of, and subject to the occurrence of, the effective time of the Sterling merger. Mr. Seibly is eligible for a retention bonus of $452,000 if he remains employed through the second anniversary of the effective date of the merger or if he is terminated prior to such date under conditions in which he becomes entitled to the Severance Benefit.

(6)
The Company entered into an employment agreement with Mr. Eckhardt effective as of, and subject to the occurrence of, the effective time of the Sterling merger. Mr. Eckhardt is eligible to receive a retention bonus of $320,000 if he remains employed through the second anniversary of the effective date of the merger or if his employment terminates prior to such date under conditions in which he becomes entitled to the Severance Benefit.

Miscellaneous Provisions in Executive Employment Agreements
Each of our Employment Agreements with named executive officers includes the following provisions:

•	An adjustment that prohibits any benefit payment to the executive to the extent it would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code.

•	A prohibition on competing with the Company during the time that the executive is receiving payment of a severance, change in control or retention incentive benefit.

•	Receipt of the change in control benefit is subject to a “double trigger” such that there must be a qualifying termination of employment in addition to a change in control event.

•	A prohibition on solicitation of the Company’s customers or employees for two years following the executive’s departure.

•
A requirement that the executive sign a release of claims against the Company as a condition to receiving a severance or change in control benefit. This release of claims provision is not included in Mr. Davis’s agreement.

Deferred Compensation Plan
In September 2008, the Company adopted a restated Supplemental Retirement and Deferred Compensation Plan. The deferred compensation component of the non-qualified plan is effective for eligible officers selected by the Compensation Committee beginning January 1, 2009. Participants may defer a portion of their salary (up to 50%) into a plan account and invest it in various mutual funds that are similar to those available under the 401(k) plan. The Company has no plans to make discretionary contributions to the deferred compensation accounts.

401(k) and Profit Sharing Plan
Umpqua sponsors and administers a 401(k) salary deferral and profit sharing plan covering substantially all employees of the Company and its subsidiaries. The plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Participants may elect to contribute 100% of eligible compensation to the plan each year, subject to applicable IRC limits on annual employee deferrals. In 2014, the Company made a matching contribution of 50% of each participant’s salary deferral, up to 6% of eligible compensation. Our named executive officers are eligible to participate in the plan under the same terms and conditions as other employees.

Supplemental Retirement Plan
We maintain a non-qualified deferred compensation plan for executive officers who are selected by the Compensation Committee to participate in the plan. Under the plan the Company may make discretionary profit sharing or other contributions to the plan. The plan is designed to be administered under Sections 201(2) and 301(a)(3) of ERISA. In 2014, Messrs. Davis, Farnsworth, O’Haver, Seibly and Eckhardt were eligible to participate in this plan, and contributions made by the Company to their accounts are reported in the All Other Compensation table, above.

2013 Incentive Plan
The 2013 Plan, which was adopted by shareholders at the 2013 annual meeting, supports the Company’s long term business objectives in a manner consistent with our executive compensation philosophy. Specifically, the Company’s board of directors believes that allowing the Company to offer stock-based compensation under the 2013 Plan will:

•	Align the interests of employees and other award recipients with the interests of the Company’s shareholders; and

•	Attract, motivate and retain experienced and highly qualified individuals who will contribute to the success of the Company.

The 2013 Plan also provides the Compensation Committee with flexibility regarding the types of awards granted to executives and is designed to qualify equity awards and annual cash incentive awards as qualified performance-based compensation under Section 162(m) of the Code, which is fully deductible to the Company for income tax purposes. The Company may, however, elect to provide non-deductible compensation to its executive officers under the 2013 Plan.

With respect to the 2013 Plan, the members of the Compensation Committee, all of whom are independent of Company management, select all executive-level plan participants and determine participation levels and the terms and conditions of all awards made under the plan. The 2013 Plan authorizes the issuance of four million shares of the Company’s common stock. A maximum of 400,000 shares may be granted under the 2013 Plan to an individual pursuant to stock options and stock appreciation rights during any one-year period. For any other award, a maximum of 200,000 shares may be granted under the 2013 Plan to an individual during any one-year period. In 2014, we issued 229,707 shares of restricted stock under the terms of the 2013 Plan to named executive officers, which could result in a maximum of 250,634 shares being issued if all performance-based vesting conditions are satisfied at the highest level. In addition, in connection with the Sterling merger, we issued 81,776 and 51,326 shares of restricted stock under the 2013 Plan to Mr. Seibly and Mr. Eckhardt, respectively, in connection with the settlement of their benefits under the Sterling Change in Control Plan and for retention purposes.

The following types of compensation may be paid under the terms of the 2013 Plan: stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, and performance compensation awards. For a more discussion of the types of compensation that may be paid under the 2013 Plan, see the subsection titled “Long Term Incentive Compensation” in Section 3 above.

Equity Compensation Plan Information
See the table at Part II, Item 5 of the Company’s Form 10-K for information about equity compensation plans that provide for the award of securities or the grant of options to purchase securities to employees and directors of Umpqua, its subsidiaries and its predecessors by merger that were in effect at December 31, 2014.

Long Term Incentive Plans and Awards
As discussed above, as a result of shareholders’ adoption of the 2013 Plan we ceased issuing new equity awards under the 2003 Stock Incentive Plan and 2007 Long Term Incentive Plan.

Grants of Plan-Based Awards

This table shows the plan-based awards granted to each named executive officer in the fiscal year ended December 31, 2014. The actual payouts under the annual incentive plans are shown in column (g) of the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date	Grant Date Fair Value of Stock & Option Awards ($)
		Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maxi-mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(j)	(k)(4)		(l)(5)
Davis	1/01/14	0	950,000	1,187,500
RSAs (1)	1/27/14				0	44,707	55,884				$18.23	$747,501
RSAs (2)	4/24/14				0	55,000	55,000				$17.36	$954,800
O’Haver	1/01/14	0	480,250	624,325
RSAs (1)	1/27/14				0	21,000	26,250				$18.23	$351,120
RSAs	1/27/14							14,000			$18.23	$255,220
RSAs (2)	4/24/14				0	35,000	35,000				$17.36	$607,600
Seibly	4/18/14	0	360,188	468,244
RSAs	4/24/14							81,776			$17.36	$1,419,631
Farnsworth	1/01/14	0	287,000	373,100
RSAs (1)	1/27/14				0	18,000	22,500				$18.23	$300,960
RSAs	1/27/14							12,000			$18.23	$218,760
RSAs (2)	4/24/14				0	30,000	30,000				$17.36	$520,800
Eckhardt	4/18/14	0	180,000	234,000
RSAs	4/24/14							51,326			$17.36	$891,019

(1)
The shares underlying RSAs reported in column (g) were issued under the 2013 Plan and vest three years following the grant date to the extent that the Company’s total shareholder return achieves specified targets as compared to the KRX total return index. See the section titled Long Term Incentive Compensation.

(2)
The shares underlying RSAs reported in column (g) were issued under the 2013 Plan and vest two years following the grant date to the extent that the Company achieves operating earnings accretion targets related to the Sterling acquisition. See the section titled Long Term Incentive Compensation.

(3)
The shares underlying RSAs reported in column (i) were issued under the 2013 Plan and have the following terms: (a) for Messrs. O’Haver and Farnsworth vest 33.33% per year over three years, beginning one year following the grant date; and (b) for Messrs. Seibly and Eckhardt vest on April 18, 2016, the second anniversary of the closing of the Sterling acquisition.

(4)	Column (k) shows the closing price of Umpqua common stock on the grant date.

(5)
Column (l) shows the aggregate grant date fair value associated with all RSAs, as determined in accordance with FASB ASC 718, Stock Compensation. The assumptions used to calculate fair value are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End
This table shows information concerning unexercised stock options and unvested restricted stock awards held by each named executive officer as of December 31, 2014. Awards granted prior to April 19, 2013 were granted under the 2003 Plan or the 2007 LTI Plan. Awards granted after that date were granted under the 2013 Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)(1)	(b)(2)	(c)(3)	(e)(4)	(f)(5)	(g)(6)	(h)(7)	(i)(8)	(j)(9)
Davis, R.
01/03/2005	75,000		$24.71	1/03/2015
01/18/2006	25,000		$28.425	1/17/2016
03/05/2007	50,000		$26.12	3/05/2017
08/02/2010	15,000		$12.87	8/01/2020
01/31/2011	75,000		$10.97	1/31/2021
01/27/2012							25,000	$425,250
01/27/2012							50,000	$850,500
01/31/2013							50,000	$850,500
04/19/2013							25,000	$425,250
1/27/2014							55,884	$950,587
04/24/2014							55,000	$935,550
O’Haver, C.
03/24/2010		5,000 (10)	$13.45	3/23/2020
03/24/2010					1,000	$17,010
01/27/2012					3,333	$56,694
01/27/2012							18,750	$318,938
01/31/2013					6,666	$113,389
01/31/2013							18,750	$318,938
01/27/2014					14,000	$238,140
01/27/2014							26,250	$446,513
04/24/2014							35,000	$595,350
Seibly, J.
04/29/2013	8,815	26,443 (11)	$12.16	4/28/2023
04/29/2013					27,756	$472,130
03/07/2014					43,922	$747,113
04/04/2014					28,247	$480,481
04/24/2014					81,776	$1,391,010
Farnsworth, R.
01/21/2005	2,500		$23.49	1/21/2015
04/20/2005	10,000		$22.94	4/19/2015
02/05/2010		8,000 (10)	$11.89	2/05/2020
02/05/2010					4,000	$68,040
01/31/2011							20,000	$340,200
01/27/2012					3,333	$56,694
01/27/2012							18,750	$318,938
01/31/2013					6,666	$113,389
01/31/2013							18,750	$318,938
01/27/2014					12,000	$204,120
01/27/2014							22,500	$382,725
04/24/2014							30,000	$510,300

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)(1)	(b)(2)	(c)(3)	(e)(4)	(f)(5)	(g)(6)	(h)(7)	(i)(8)	(j)(9)
Eckhardt, E.
04/29/2013	3,683	11,047 (11)	$12.16	04/28/2023
04/29/2013					11,594	$197,214
03/07/2014					24,104	$410,009
04/04/2014					17,486	$297,437
04/24/2014					51,326	$873,055

(1)	In column (a), the grant date of each award is noted below the name of each named executive officer.

(2)	Column (b) shows the number of shares underlying vested (exercisable) but not exercised stock options at the fiscal year ending December 31, 2014.

(3)	Column (c) shows the number of shares underlying unexercised options that are not exercisable because they had not vested at the end of the fiscal year.

(4)	Column (e) shows the exercise price to be paid by the executive in order to acquire the shares subject to the option.

(5)
Column (f) shows the date that each option expires, if not previously exercised. Under the 2003 Plan, the option expiration date is accelerated for officers whose employment is terminated for any reason and all such options expire three months following the termination date.

(6)
Column (g) shows the number of shares of restricted stock that have not vested as of December 31, 2014. All 2010 RSA grants shown in this column vest 20% per year over a five year period, beginning one year following the date of the grant. All other RSA grants to Messrs. Farnsworth and O’Haver shown in this column vest 33.3% per year over a three year period, beginning one year following the date of grant. The RSU grants to Messrs. Seibly and Eckhardt shown in this column vest (i) 25% per year over a four year period, beginning one year following the grant date for the 4/29/13 grants and beginning 4/1/15 for the 3/7/14 grants; (ii) vest 100% on April 4, 2016 for the 4/4/14 grants; and (iii) vest 100% on April 18, 2016 for the 4/24/14 grants.

(7)
Column (h) shows the aggregate market value of shares of restricted stock that have not vested as of December 31, 2014, using the closing price of Umpqua stock of $17.01 on December 31, 2014, the last trading day of the year.

(8)	Column (i) shows the maximum shares issuable, assuming maximum vesting of the RSU or RSA award.

(9)	Column (j) shows the aggregate market value of shares based on unvested RSUs and RSAs, using the closing price of Umpqua stock of $17.01 on December 31, 2014, assuming maximum vesting of the award.

(10)	This option vests 20% per year over a five year period, beginning one year after the grant date.

(11)	This option vests 25% per year over a four year period, beginning one year after the grant date.

“In the Money” Options at Fiscal Year-End
This table demonstrates the linkage between negative share price performance and option grants to the named executive officers. It shows the number of vested but unexercised option shares held by the named executive officers at December 31, 2014, that have an exercise price below the market price of Umpqua common stock on December 31, 2014, the last trading day of the year.

Name	Option Shares Exercisable at 12/31/14 (1)	Option Shares “In the Money” at 12/31/14 (2)
Davis, Raymond P.	240,000	90,000
O’Haver, Cort L.	0	0
Seibly, J. Gregory	8,815	8,815
Farnsworth, Ronald L.	12,500	0
Eckhardt, Ezra A.	3,683	3,683

(1)	Number of shares underlying unexercised but vested and exercisable options at December 31, 2014.

(2)	Number of exercisable option shares with an option exercise price less than the closing price of Umpqua Stock ($17.01) on December 31, 2014.

Option Exercises and Stock Vested

This table shows each stock option that was exercised by a named executive officer and the number of restricted shares that vested during the fiscal year ended December 31, 2014. In each case the option exercise price payable by the optionee and related taxes to be withheld were all received by the Company.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Davis, Raymond P.			108,400	$1,972,972
O’Haver, Cort L.	40,000	$243,950	27,667	$489,536
Seibly, J. Gregory			21,812	$387,131
Farnsworth, Ronald L.	31,000	$177,040	30,667	$537,506
Eckhardt, Ezra A.			10,570	$188,813

Pension Benefits

This table shows the current outstanding obligations of the Company under the Davis SERP, which is a non-qualified defined benefit plan and is the only retirement plan sponsored by the Company that is required to be reported in this table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b) (1)	(c)(2)	(d) (3)	(e)
Davis, Raymond P.	Supplemental Executive Retirement Plan	N/A	$8,694,261	$0

Notes:

(1)	The Supplemental Executive Retirement Plan is also referred to in this proxy as the Davis SERP. See the section titled Retirement Plan for Mr. Davis for more information.

(2)
Mr. Davis had 12.5 years of credited service when the Davis SERP was amended in 2007. As amended, the agreement has a fixed schedule of benefits, based upon the month in which his employment terminates and the reason for termination. Years of credited service are no longer relevant to computing his benefits under the Davis SERP.

(3)
The present value of Mr. Davis’s accumulated benefit under the Davis SERP, computed as of December 31, 2014, which is the measurement date used for financial statement reporting purposes with respect to Umpqua’s audited financial statements for the fiscal year ended December 31, 2014. During 2014, Umpqua accrued $412,124 for the Davis SERP. The benefits payable by Umpqua under the Davis SERP are reduced by the amounts otherwise provided by Social Security and other retirement benefits paid by us, and these estimated amounts are reflected in the present value shown in column (d).

Mr. Davis, or his beneficiary upon his death, would be entitled to receive an annual benefit of $850,000 if his employment terminated as noted below, for any of the following reasons: Retirement, Disability, Change in Control or Death. “Disability” and “Change in Control” are defined in the SERP and are consistent with the definitions of the same terms found in his Employment Agreement. Mr. Davis reached “Retirement Age” under the SERP on

June 3, 2011, his 62nd birthday. In 2014, Mr. Davis turned 65 and the SERP provides that his annual benefit is fixed at $850,000 per year. Payment of the annual benefit continues until (i) 36 months prior to his predicted life expectancy, measured at termination of employment, if he dies prior to that date or (ii) 36 months after his predicted life expectancy, if he survives to that date.

Potential Payments Upon Termination or Change in Control

The following table shows the cash and equity benefits payable to the named executive officers upon termination of employment for various reasons, including a change in control of the Company. See the summary of the executive’s employment agreement following the Summary Compensation Table for a description of how the severance and change in control benefits are calculated. For purposes of this table, it is assumed that the termination of employment occurred on December 31, 2014.

Name	Termination Scenario	Cash Benefit	Equity Awards (8)
Davis, Ray	Death (1)	$1,150,000	$2,831,263
	Long Term Disability (2)	$970,000	$2,831,263
	Involuntary Termination (3),(4),(9)	$3,281,391	$2,831,263
	Change in Control (4),(9),(10)	$1,803,273	$3,397,119
	Retention after Change in Control (6)	-	N/A

O’Haver, Cort	Death (1)	$200,000	$804,441
	Long Term Disability (2)	$120,000	$804,441
	Involuntary Termination (3),(7)	$423,750	$804,441
	Change in Control (5),(7),(10)	$479,300	$1,365,357
	Retention (6),(7)	$479,300	N/A

Seibly, J. Gregory	Death (1)	$200,000	$1,519,258
	Long Term Disability (2)	$130,000	$1,519,258
	Involuntary Termination (3),(7)	$423,750	$1,519,258
	Change in Control (5),(7),(10)	$423,750	$547,759
	Retention (6),(7)	-	N/A

Farnsworth, Ron	Death (1)	$300,000	$578,146
	Long Term Disability (2)	$120,000	$578,146
	Involuntary Termination (3),(7)	$307,500	$578,146
	Change in Control (5),(7),(10)	$132,295	$1,497,610
	Retention (6),(7)	$132,295	N/A

Eckhardt, Ezra	Death (1)	$200,000	$926,633
	Long Term Disability (2)	$130,000	$926,633
	Involuntary Termination (3),(7)	$300,000	$926,633
	Change in Control (5),(7),(10)	$300,000	$310,647
	Retention (6),(7)	-	N/A

(1)
Each executive’s beneficiary would receive a maximum of $200,000 as a lump sum benefit under Umpqua’s group life insurance plan; similar benefits are available to all full time employees. The cash benefit shown also includes a $100,000 bank owned life insurance (BOLI) death benefit with respect Mr. Davis and Mr. Farnsworth. For Mr. Davis, this amount includes the annual death benefit of $850,000 under the Davis SERP.

(2)
This is the annual benefit under Umpqua’s group Long Term Disability Plan, which pays 60% of the employee’s monthly base salary, not to exceed $10,000 per month, or, in the case of Messrs. Seibly and Eckhardt for 2014, the annual benefit under Sterling’s group Long Term Disability Plan, which pays an amount not to exceed $13,000 per month. Similar benefits are provided to all full time employees. For Mr. Davis, this amount includes the annual disability benefit of $850,000 under the Davis SERP.

(3)
Assumes termination is without “cause” or executive leaves for “good reason” defined in his employment agreement as a material reduction in base salary not shared by other executives or required relocation.

(4)
This benefit includes the estimated cost of health and welfare plan benefits for three years following termination. This benefit is payable if Mr. Davis’s employment is terminated within a year following a change in control if he is terminated without “cause” or leaves for “good reason”, as defined in his employment agreement. The change in control benefit is paid in lieu of any severance benefit.

(5)	This benefit is payable for up to a year following a change in control if the executive is terminated without “cause” or leaves for “good reason”, as defined in the employment agreement.

(6)
Retention benefits are payable in lieu of severance and change in control benefits if the executive remains employed for a period of twelve months following a change in control. Messrs. Davis, Seibly and Eckhardt do not have retention benefits specifically tied to remaining employed following a change in control.

(7)
For this executive, receipt of this cash benefit is conditioned upon the executive signing a Separation Agreement upon termination of employment that provides for (i) a release of all claims against the Company; (ii) the executive’s agreement not to disparage the Company; (iii) the executive’s agreement to not compete with the Company or solicit the Company’s employees to leave the Company for the period of time that the executive is receiving severance, change in control or retention benefits; and (iv) the executive’s agreement not to solicit the Company’s customers for a period of two years following separation.

(8)
This column shows (i) the dollar value of additional shares (if any) that would vest under the executive’s RSA and RSU grants, calculated at $17.01 per share, which was the closing price of Umpqua’s stock on December 31, 2014, the last trading day of the year and (ii) the intrinsic value of any options that would vest.

(9)
Mr. Davis’s Agreement provides that upon termination of his employment, he will not compete with the Company for the period of time that he is receiving a severance or change in control benefit and that he will not solicit the Company’s customers or employees for a period of two years following separation.

(10)
Change in control benefits are subject to reduction to the extent that they exceed the safe harbor amount calculated under Section 280G of the Code. The following table shows how the change in control cash benefit is calculated:

Name	Cash benefit under Employment Agreement (present value)	Less §280G cutback (i)	Net change in control cash benefit
Davis, Ray	$4,854,974	$3,051,701	$1,803,273
O'Haver, Cort	$1,604,302	$1,125,001	$479,301
Seibly, J. Gregory	$423,171	-	$423,171
Farnsworth, Ron	$1,295,517	$1,163,222	$132,295
Eckhardt, Ezra	$299,950	-	$299,590

(i)
This calculation does not reflect the value of the non-compete provisions of the executive’s employment agreement, which we believe would reduce the amount of the cutback and increase net cash benefit.

INCORPORATION BY REFERENCE
The sections in this proxy-statement entitled “Compensation Committee Report” and “Audit and Compliance Committee Report” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such reports by reference therein.

UMPQUA HOLDINGS
CORPORATION
Parent company for Umpqua Bank and Umpqua Investments, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Internet and telephone voting closes after 11:59 PM Pacific Time, April 14, 2015.

Vote by Internet

- Go to **www.envisionreports.com/UMPQ2015**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. ELECTION OF DIRECTORS To elect twelve directors to one year terms expiring at the 2016 annual meeting. Vote for no more than twelve individuals:

Board nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Ellen R.M. Boyer	☐	☐	☐	1.2 - Raymond P. Davis	☐	☐	☐	1.3 - Robert C. Donegan	☐	☐	☐
1.4 - C. Webb Edwards	☐	☐	☐	1.5 - Peggy Y. Fowler	☐	☐	☐	1.6 - Stephen M. Gambee	☐	☐	☐
1.7 - James S. Greene	☐	☐	☐	1.8 - Luis F. Machuca	☐	☐	☐	1.9 - Maria M. Pope	☐	☐	☐
1.10 - Susan F. Stevens	☐	☐	☐	1.11 - Hilliard C. Terry, III	☐	☐	☐	1.12 - Bryan L. Timm	☐	☐	☐

	For	Against	Abstain
2. To ratify the Audit and Compliance Committee's appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
3. To consider and approve the advisory (non-binding) proposal regarding compensation of the Company's named executive officers as described in the proxy statement.	☐	☐	☐

4. In their discretion, the proxies may vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and the 2014 Annual Report to shareholders on Form 10-K are available at:
http://www.envisionreports.com/UMPQ2015

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — UMPQUA HOLDINGS CORPORATION

Annual Meeting of Shareholders – April 15, 2015
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoint(s) Raymond P. Davis and Peggy Y. Fowler, and each of them, proxies with full power of substitution, and hereby authorize(s) them to represent and to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the Annual Meeting of Shareholders to be held on April 15, 2015, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S UNANIMOUS RECOMMENDATION: "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" ITEMS 2 and 3.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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